UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐ Preliminary	Proxy Statement

☐ Confidential,	for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive	Proxy Statement

☐ Definitive	Additional Materials

☐ Soliciting	Material Pursuant to Rule § 240.14a-12

IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2011

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation, which will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on June 3, 2011, at 9:30 a.m. California time.

At the Annual Meeting, stockholders will be asked to vote on each of the five proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, IF PERMITTED BY THE BROKER OR OTHER NOMINEE THAT HOLDS YOUR SHARES. IF YOU RECEIVE A PAPER COPY OF THE PROXY MATERIALS, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of your company. We look forward to seeing you at the Annual Meeting.

Sincerely,

JACK SALTICH

Chairman of the Board

IMMERSION CORPORATION

801 Fox Lane

San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2011

The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on June 3, 2011, at 9:30 a.m. California time for the following purposes:

1. To elect two (2) Class III directors to hold office for a three-year term and until their successors are elected and qualified;

2. To hold an advisory vote on executive compensation;

3. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

4. To adopt the 2011 Equity Incentive Plan;

5. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The proxy statement more fully describes these proposals.

Only stockholders of record at the close of business on April 12, 2011 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

On or about April 21, 2011, we will mail a Notice of Internet Availability of Proxy Materials to stockholders at the close of business on April 21, 2011, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

JACK SALTICH

Chairman of the Board

San Jose, California

April 21, 2011

IMMERSION CORPORATION

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMMERSION CORPORATION

801 Fox Lane

San Jose, California 95131

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2011

We are providing you with these proxy materials in connection with the solicitation by the board of directors of Immersion Corporation of proxies to be used at our 2011 Annual Meeting of Stockholders. The Annual Meeting will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054 on June 3, 2011 at 9:30 a.m. California Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Immersion” or the “Company” refers to Immersion Corporation, a Delaware corporation.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form, and our 2010 Annual Report to Stockholders will be made available to our stockholders on or about April 21, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect two (2) Class III directors to hold office for a three-year term and until their successors are elected and qualified;

•	Proposal 2: To hold an advisory vote on executive compensation;

•	Proposal 3: To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

•	Proposal 4: To adopt the 2011 Equity Incentive Plan;

•	Proposal 5: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	Proposal 6: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of the two (2) Class III directors nominated by our board of directors and named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval, on an advisory basis, of an advisory vote on executive compensation every three years;

•	FOR the adoption of the 2011 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 12, 2011, or the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare Trust, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

You must bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting. Individuals who are the beneficial owners of their common stock must also bring with them to the Annual Meeting a legal proxy from the organization that holds their shares or a brokerage statement showing ownership of shares as of the close of business on the Record Date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the Record Date and are authorized to vote on behalf of the institution.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about April 21, 2011, we will mail the Notice of Internet Availability of Proxy Materials to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?”

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

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By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 2, 2011 to be voted at the Annual Meeting.

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By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 2, 2011.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	Signing and returning a new proxy card with a later date;
•	Submitting a later-dated vote by telephone or via the Internet since only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on June 2, 2011 will be counted;
•	Attending the Annual Meeting in person and voting again; or
•	Delivering a written revocation to our Corporate Secretary at Immersion Corporation, 801 Fox Lane, San Jose, California 95131, before the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the Nasdaq Stock Market Rules, your broker or nominee does not have discretion to vote your shares on non-routine matters. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 5.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of two Class III directors nominated by our board of directors and named in this proxy statement (Proposal 1);
•	FOR the approval of the compensation of our named executive officers (Proposal 2);
•	FOR the approval of an advisory vote on executive compensation every three years (Proposal 3);
•	FOR the adoption of the 2011 Equity Incentive Plan (Proposal 4);
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 5); and
•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the Nasdaq Stock Market Rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 5. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 5 and any other routine matters properly presented for a vote at the Annual Meeting.

What constitutes a quorum, and why is a quorum required?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 28,517,035 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 14,258,518 shares of common stock must be presented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals 1 and 3) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 4 and 5).

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of two Class III directors	Plurality of Votes Cast	No
Proposal 2 – Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 3 – Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes cast	No
Proposal 4 – Approval of 2011 Equity Incentive Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 5 – Ratification of auditors for year ended December 31, 2011	Majority of the Shares entitled to vote and Present in Person or Represented by Proxy	Yes

With respect to Proposal 1, you may vote FOR both nominees, WITHHOLD your vote as to both nominees, or FOR one nominee and WITHHOLD your vote for the other. The two nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 4 and 5, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 3, you may vote FOR every year, FOR every two years FOR every three years or ABSTAIN.

If you abstain from voting on Proposals 1, 3, 4 and 5, the abstention will not have an effect on the outcome of the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and WITHHOLD votes, votes on the frequency of holding an advisory vote on executive compensation, abstentions and broker non-votes.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. We have engaged MacKenzie Partners to assist us in the solicitation of proxies and to provide related advice and information support at an estimated cost of $12,500, plus expenses and disbursements. Proxies may also be solicited in person, by telephone or electronically by Immersion personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

CORPORATE GOVERNANCE

Board of Directors

Board Structure

Our board has determined that having an independent director serve as Chairman of the Board is in our best interests and those of our stockholders. Mr. Saltich, a non-executive director, serves as our Chairman of the Board and presides over meetings of the stockholders, our board and the non-executive members of our board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. This structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board. Generally, every regular meeting of our board includes a meeting of our independent non-executive directors without management present.

Risk Management

Our board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Immersion and its stockholders. While the Chief Executive Officer and other members of the executive team are responsible for the day-to-day management of risk, our board is responsible for ensuring that an appropriate culture of risk management exists within the company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.

Our board exercises its oversight responsibility for risk both directly and through its standing committees. Throughout the year, our board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full board is kept informed of the committee’s risk oversight and related activities through regular reports from the committee chairs. Strategic, operational and competitive risks also are presented and discussed at our board’s quarterly meetings, and more often as needed. On at least an annual basis, our board conducts a review of our long-term strategic plans and members of our executive team report on our top risks and the steps management has taken or will take to mitigate these risks. On a regular basis between board meetings, our Chief Executive Officer provides updates to the board on the critical issues we face and recent developments in our principal markets.

Our Audit Committee is responsible for reviewing our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees. Our Audit Committee meets regularly with our Chief Financial Officer, our independent auditor, our General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and our risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. Our Audit Committee meets regularly in separate executive session with the independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

Our Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. Our Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section of this proxy statement entitled “Executive Compensation – Risk Assessment of Compensation Programs.”

Our Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. Our Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for our board and management.

Independence of Directors

In accordance with the standards for independence set forth in Nasdaq Marketplace Rule 5605, our board has determined that, except for Mr. Viegas, our Chief Executive Officer, each of the members of our board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the Nasdaq Stock Market as currently in effect.

Nomination of Directors

Criteria for Nomination to the Board of Directors and Diversity

Our Nominating and Corporate Governance Committee evaluates all directors whose terms will expire at the next annual meeting of stockholders and are willing to continue in service in order to determine whether to recommend to the board such directors for election at the annual meeting. Our Nominating and Corporate Governance Committee considers the following factors in any such evaluation:

•	the appropriate size of the board and its committees;

•	the perceived needs of the board for particular skills, background, and business experience;

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the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Our Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. Our Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the board and the Nominating and Corporate Governance Committee believe that it is essential that the board members represent diverse viewpoints. Our Nominating and Corporate Governance Committee’s goal is to assemble a board that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board and committee responsibilities. Board members are expected to prepare for, attend, and participate in all board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of Immersion and its stockholders. Our Nominating and Corporate Governance Committee believes that to comply with The Nasdaq Stock Market and SEC rules, at least one member of the board meets the criteria for an “audit committee financial expert,” and at least a majority of the members of the board meet the definition of “independent” director. Our Nominating and Corporate Governance Committee also believes it is appropriate for one or more key members of management to participate as members of the board.

Our Nominating and Corporate Governance Committee will consider the criteria and policies set forth above in determining if the board requires additional candidates for director. Our Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if our Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of our Nominating and Corporate Governance Committee.

Our board may perform the delegated duties of our Nominating and Corporate Governance Committee.

Stockholder Proposed Nominees

Our Nominating and Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a stockholder, provided that such recommendation is sent in writing to the Corporate Secretary at 801 Fox Lane, San Jose, California 95131 at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. The recommendation must also contain the following information:

•	the candidate’s name, age, contact information, and present principal occupation or employment; and

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a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

Our Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in our Nominating and Corporate Governance Committee’s judgment best suit the needs of the board at that time. However, if the Nominating and Corporate Governance Committee determines that a recommendation does not satisfy the above-described requirements, the committee will not consider such recommendation.

As an alternative for stockholders to recommend director nominees to our Nominating and Corporate Governance Committee, a stockholder may nominate directors for consideration at our 2012 annual meeting by delivering or mailing a nomination submission to our Corporate Secretary by December 23, 2011. However, if we increase the number of directors to be elected at our 2012 annual meeting and there is no public announcement by us naming the nominees for additional directorships by December 23, 2011, we must receive standing nominations no later than the close of business on the tenth (10th) day following the day on which such public announcement is made.

Each such submission shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Immersion entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated or intended to be nominated by the Board; and (e) the consent of each nominee to serve as a director of Immersion if so elected.

For additional information about the stockholder nominee submission process, please see our Bylaws which are available on the SEC’s website at www.sec.gov.

Board of Directors and Committee Self-Evaluations

Our board and each of the Audit, Compensation and Nominating and Corporate Governance committees conducts an annual self-evaluation, which includes a qualitative assessment by each director of the performance of our board and the committee or committees on which the director sits. Our board also conducts an annual evaluation of its Chairman of the Board. Our Nominating and Corporate Governance Committee oversees the evaluation processes and reports the results to the committees and full board of directors following the completion of such evaluations.

Code of Business Conduct and Ethics

Our board has adopted a Code of Business Conduct and Ethics that outlines the principles of legal and ethical business conduct. The code, which is applicable to all of our directors, employees, and officers, is available on our website at http://ir.immersion.com/governance.cfm. Any substantive amendment or waiver of this code may be made only by our board upon a recommendation of the Audit Committee and will be disclosed on our website.

Communications by Stockholders with Directors

Stockholders may communicate with any and all directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o Corporate Secretary, 801 Fox Lane, San Jose, California 95131; Fax: (408) 350-8761; E-mail Address: corporate.secretary@immersion.com. Our Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. Our board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable. The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Structure of the Board of Directors

Pursuant to our current Certificate of Incorporation (the “Certificate of Incorporation”), our board is divided into three classes — Class I, II, and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. In accordance with the Certificate of Incorporation, the Class III directors are to be elected at the 2011 Annual Meeting, Class I directors are to be elected at the annual meeting in 2012, and the Class II director is to be elected at the annual meeting in 2013.

The information below sets forth the current members of the board:

Name	Age	Class of Director	Principal Occupation	Director Since
Anne DeGheest	56	I	Founder and Principal, Medstars	2007
Jack Saltich	67	I	Chairman and Chief Executive Officer, Vitex Systems, Inc.	2002
Victor Viegas	54	I	Chief Executive Officer, Immersion Corporation	2002
David Sugishita	63	II	Board member of Atmel Corp and Ditech Networks, Inc.	2010

Directors Serving for a Term Expiring at the 2012 Annual Meeting of Stockholders (Class I Directors):

Anne DeGheest

Ms. DeGheest joined Immersion’s board of directors on March 1, 2007. Ms. DeGheest has served since August 1986 as founder and principal of MedStars, an investment and executive management firm specializing in starting and developing new life sciences companies with innovative products and services, which have included Pyxis, Aspect Medical Systems, Visicu, Thermage, and Pixel Optics. She also is the founder and managing director of Health Tech Capital, an investment group focused on healthcare companies using mobility and other IT based technology. From March through November 1998, she was an entrepreneur in residence at Institutional Venture Partners, a venture capital firm. From November 1998 to September 2002, Ms. DeGheest founded and served as president and chief executive officer of medpool.com, Inc., an e-commerce hospital procurement company. Previously, she was vice president of marketing at OmniCell Technologies, a leader in automated point-of-use management systems for medical supplies, and marketing director for Nellcor, a manufacturer of pulse oximetry and critical care solutions. Ms. DeGheest also held a sales and marketing management position in Raychem’s Computer and Telecommunication Division. She has a master’s degree in general engineering and business from the University of Brussels, Belgium, and an MBA from Harvard University.

Ms. DeGheest has extensive experience with medical simulation and medical devices with over 30 years of experience working in the medical industry and advising medical companies. In 2007, the medical product line represented a significant portion of the company’s business and the board at that time had limited experience with medical devices and products. The addition of Ms. DeGheest to the board elevated the board’s expertise in medical simulation and medical devices to a level commensurate with the company’s business. Ms. DeGheest also brought with her a robust number of contacts in the medical industry and in depth knowledge of regulatory processes applicable to medical devices. Although the company has transitioned out of the medical product business, the company is still actively licensing its portfolio into the medical market and Ms. DeGheest’s expertise in the medical arena remains an important contribution to the board.

Jack Saltich

Mr. Saltich has served as Chairman of the Board since February 2009 and as member of the board since January 2002. Mr. Saltich also served as Lead Independent Director from October 2007 to February 2009. Since February 2006, Mr. Saltich has served as the Chairman and Chief Executive Officer of Vitex Systems, Inc., a developer of transparent ultra-thin barrier films for use in the manufacture of next-generation flat panel displays. From July 1999 to August 2005, he served as the President and Chief Executive Officer of Three-Five Systems, Inc., a technology company specializing in the design, development, and manufacturing of customer displays and display systems. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999 Mr. Saltich served as a Vice President with Advanced Micro Devices, where his last position was General Manager of AMD’s European Microelectronics Center in Dresden, Germany. Mr. Saltich also serves on the Board of Directors of Leadis Technology, Ramtron International Corporation as a member of the audit committee and the chair of the compensation committee, and Atmel Corporation as a member of the audit committee and the chair of the compensation committee. He also serves on the Manufacturing Advisory Board for Cypress Semiconductor Corporation. Mr. Saltich received both a B.S. and an M.S. in electrical engineering from the University of Illinois.

Mr. Saltich has over 18 years of experience with semiconductor companies and companies specializing in display systems. In 2002, the company was moving towards integrating haptics into displays and exploring the idea of partnering with integrated circuit manufacturers to embed haptics in integrated circuits as a method of distribution. Mr. Saltich’s executive level experience at Three-Five Systems, a display company, and his experience with AMD and other semiconductor companies as well as his many years of service on public company boards and committees made him a strong candidate for the board. The integration of haptics into displays and partnering with integrated circuit companies remain key strategies of Immersion and Mr. Saltich’s experience continues to be invaluable to the company.

Victor Viegas

Mr. Viegas was named our Chief Executive Officer in April 2010, he has served as our Interim Chief Executive Officer since October 2009 and as a member of the board since October 2002. Mr. Viegas was our Chief Executive Officer from October 2002 through April 2008, and President from February 2002 through April 2008. Mr. Viegas was also Chairman of the Board of Directors from October 2007 to February 2009. Mr. Viegas also served as Chief Financial Officer until February 2005, having joined the Company in August 1999 as Chief Financial Officer, Vice President, Finance. From June 1996 to August 1999, he served as Vice President, Finance and Administration and Chief Financial Officer of Macrovision Corporation, a developer and licensor of video and software copy protection technologies. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer of Balco Incorporated, a manufacturer of advanced automotive service equipment. He holds a B.S. in Accounting and an M.B.A. from Santa Clara University. Mr. Viegas is also a Certified Public Accountant in the State of California, on inactive status.

Mr. Viegas was appointed to the board when he became the chief executive officer of the company. He has more than fifteen years of intellectual property and licensing experience and has a comprehensive knowledge of our company and its operations. He has had the benefit of viewing Immersion from many perspectives, including as the former Chief Financial Officer, as Chief Executive Officer and as a board member. He led the company through its litigation with Sony and Microsoft, through the conclusion of the financial investigation and restatement and the transition away from a medical products business to a licensing model. Mr. Viegas is responsible for managing all facets of Immersion’s businesses, a role that provides him with critical insight into our operations and the challenges and opportunities we face and thus he is a key contributor to the board’s oversight of risk, strategic and financial planning and other critical management functions.

Director Serving for a Term Expiring at the 2013 Annual Meeting of Stockholders (Class II Director):

David Sugishita

Mr. Sugishita joined our board in June 2010. Mr. Sugishita has served as the non-executive Chairman of the Board of Atmel Corporation since August 2006 and as a director of Atmel since February 2004. In addition, Mr. Sugishita is Chairman of the Audit Committee of Atmel. Mr. Sugishita also serves as a director and Chairman of the Audit Committee for Ditech Networks, Inc. and a director of Magma Design Automation. Mr. Sugishita previously served on the board of directors of Micro Component Technology, Inc. from 1994 to 2009. Since 2000, Mr. Sugishita has taken various short-term assignments including Executive Vice President of Special Projects at Peregrine Systems from December 2003 to July 2004 and Executive Vice President/Chief Financial Officer at SONICblue, Inc. from January 2002 to April 2002. Prior to 2000, Mr. Sugishita held various senior financial management positions at Synopsys (Senior Vice President/Chief Financial Officer) from 1997 to 2000; Actel (Senior Vice President/Chief Financial Officer) from 1995 to 1997; Micro Component Technology (Senior Vice President/Chief Financial Officer) from 1994 to 1995; Applied Materials (Vice President/Corporate Controller) from 1991 to 1994; and National Semiconductor (Vice President/Finance) from 1978 to 1991. Mr. Sugishita holds a B.S. degree in business administration from San Jose State University and an M.B.A. from Santa Clara University.

Mr. Sugishita brings to the Board over two decades of experience as a financial executive officer and member of the boards of directors of public high technology companies, specifically in the semiconductor industry, which is an important vertical market for our company, as well as many years of service on public company boards, including as chairman, and service on audit and nomination and corporate governance committees. In early 2010, we had just completed our financial investigation and restatement and we were looking to bolster the board’s expertise in financial oversight and public board experience. As chair of our Audit Committee, Mr. Sugishita’s experience was invaluable in helping us to remediate our material weaknesses last year and continues to provide strong financial oversight at the board level.

Director Nominees for a Term Expiring at the 2014 Annual Meeting of Stockholders (Class III Director Nominees):

At the 2011 Annual Meeting, two Class III directors are to be elected to the board to serve until the annual meeting of stockholders to be held in 2014 and until their successors have been elected and qualified, or until their earlier death, resignation, or removal.

The following is information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the board to determine that the nominees should serve as one of our directors.

Carl Schlachte

Carl Schlachte is chairman, president and CEO of Ventiva, Inc., which designs and develops thermal management technologies for consumer applications in mobile computing, power electronics and LED lighting. Mr. Schlachte also serves as chairman of Mosaid Technologies Inc., a leading intellectual property (IP) company, which focuses on licensing and development of semiconductor and communications technologies. He is also a director at Peregrine Semiconductor, a global provider of RF semiconductor solutions. From 2004 to 2009, Mr. Schlachte was President and CEO of ARC International, a leading provider of multimedia solutions to semiconductor companies worldwide. He has more than 25 years of experience in the semiconductor industry, including CEO roles at global fabless semiconductor and IP companies and executive positions at Motorola and ARM Holdings plc. Mr. Schlachte received a B.S. from Clemson University.

In early 2010, we transitioned to a licensing model focusing on the mobile market and as a result, we are looking to add a director to the board with strong IP and licensing skills and experience in relevant markets. Mr. Schlachte’s significant experience in the IP and licensing arena as well as his many years of experience at Motorola make him an ideal candidate for the board.

John Fichthorn

John Fichthorn is a co-founder of Dialectic Capital Management, LLC, an investment management firm, and has been a portfolio manager of the firm since 2003. He served as a director of California Micro Devices from September 2009 until the company’s sale in February 2010. From 2000 to 2003, he was employed by Maverick Capital, most recently as Managing Director of the technology group. From 1999 to 2000, he was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team. From 1997 to 1999, he was an analyst at Quilcap Corporation, a short biased hedge fund where he covered all sectors, with a focus on technology. From 1985 to 1997, John worked at Ganek & Orwicz Partners where his responsibilities included small cap research, international closed-end fund arbitrage and operations. After graduating from college, he briefly worked at Aviation Week and Space Technology. Mr. Fichthorn holds a B.A. in Astronomy from the University of North Carolina at Chapel Hill. Mr. Fichthorn graduated from Deerfield Academy in 1991.

In late 2010, we received letters from two of our larger stockholders notifying us of their nominations of director candidates. Although both of these stockholders have subsequently withdrawn these nominations, we recognize the benefits of having a stockholder representative on our board. As of March 31, 2011, Dialectic Capital Management through its affiliates owns approximately 8.2% of our common stock. Pursuant to an agreement between us and Dialectic Capital Management and its affiliates, Mr. Fichthorn has been nominated to be a Class III director. This, in addition to Mr. Fichthorn’s technology experience, led us to determine that he should serve as one of our directors.

Attendance at Board of Directors’, Committee and Annual Stockholders’ Meetings

Our board of directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The board of directors met ten times during fiscal year 2010. Each director attended at least 75% of the meetings of the board and any committees of the board on which he or she serves. The total number of meetings held by each committee is set forth below under “Committees of the Board of Directors.”

We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend the annual meeting of stockholders. Three non-employee directors attended our 2010 annual meeting of stockholders.

Executive Sessions of the Board of Directors

The non-executive members of our board of directors and all committees of our board of directors meet in executive session without management present at each regularly scheduled in-person board and committee meeting.

Committees of the Board of Directors

The board has a standing Audit Committee, Compensation Committee, and a Nominating and Corporate Governance Committee.

The board has also adopted a written charter for each of the board committees. Each charter is available on our website at http://ir.immersion.com/governance.cfm

In each case, our board has delegated the responsibilities set forth below to the respective committee, however, our board may from time to time, perform the duties itself.

The table below provides current membership (M) and chairmanship (C) information for each standing committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Anne DeGheest			M
John Hodgman	M	C
Emily Liggett			C
Jack Saltich	M	M
David Sugishita	C	M

Audit Committee and Audit Committee Financial Expert

Members:	David Sugishita (Chairman) Jack Saltich John Hodgman
Number of Meetings in Fiscal Year 2010:	Nine
Independence:	Our board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership.
Financial Expert:

Our board has determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Sugishita, is an “audit committee financial expert,” as defined in the rules of the SEC.

Responsibilities:

Our Audit Committee provides assistance to our board of directors in various matters, including fulfilling its responsibilities with respect to the following:

•  retaining our independent registered public accounting firm;

•  reviewing the scope of audit and pre-approving permissible non-audit services by our independent registered public accounting firm;

•  reviewing the accounting principles and auditing practices and procedures to be used for our financial statements;

•  reviewing the results of the audits of our financial statements; and

•  reviewing related party transactions.

Compensation Committee

Members:	John Hodgman (Chairman) Jack Saltich David Sugishita
Number of Meetings in Fiscal Year 2010:	Eight
Independence:	Our board has determined that each member of the Compensation Committee meets the criteria for independent board members set forth in the applicable Nasdaq rules.
Responsibilities:

Our Compensation Committee provides assistance to our board of directors in various matters, including with respect to the following:

•  overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees and properly aligning executive compensation with stockholder interests and business performance;

•  making recommendations to the board with respect to and administration of our equity-based compensation plans, including our equity incentive plans and employee stock purchase plan;

•  reviewing and approving compensation packages for our executive officers;

•  reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and

•  reviewing the compensation of directors for service on the board of directors and its committees and recommending changes in compensation to the board of directors.

Other than the delegation to the Chief Executive Officer of the authority to grant awards under certain equity plans pursuant to guidelines set by the board, our Compensation Committee has not delegated any of its duties under its charter.

Nominating and Corporate Governance Committee

Members:	Emily Liggett Anne DeGheest
Number of Meetings in Fiscal Year 2010:	Six
Independence:	Our board has determined that each member of the Nominating and Corporate Governance Committee meets the criteria for independent board members set forth in the applicable Nasdaq rules.
Responsibilities:

Our Nominating and Corporate Governance Committee provides assistance to our board of directors in various matters, including fulfilling its responsibilities with respect to the following:

•  identifying, evaluating and recommending candidates for board positions to the board and recommending to the board policies on board and committee composition and criteria for board membership;

•  recommending to the board, and reviewing on a periodic basis, our succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of our Chief Executive Officer;

•  periodically reviewing policies and the compliance of senior executives with respect to these policies;

•  reviewing our compliance with corporate governance listing requirements of Nasdaq; and

•  assisting the board in developing criteria for the annual evaluation of the Chief Executive Officer, director and committee performance.

Director Compensation

The following table sets forth information concerning the compensation earned during 2010 by each person who served as a director during the year ended December 31, 2010:

Name (1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) (5) ($)	Option Awards (3) (4) ($)	Total ($)
Anne DeGheest	$27,000	$25,155	$27,539	$79,694
John Hodgman	36,500	25,155	27,539	89,194
Emily Liggett	29,500	25,155	27,539	82,194
Jack Saltich	39,250	25,155	27,539	91,944
David Sugishita	20,875	-	127,152	148,027
Robert Van Naarden(6)	16,144	25,155	27,539	68,838

(1)	In 2010, Mr. Viegas was our only employee director and he did not receive any additional compensation for his services as a member of our board of directors while he was an employee.
(2)

Consists of meeting fees for service as members of the board of directors. Fees earned by directors vary depending on the number of committees on which the director served and whether the director was Chair of the Board or certain committees. See Cash Compensation below for more information.

(3)

Represents the grant date fair value of stock options or restricted stock, as applicable, granted in 2010 in accordance with ASC 718, disregarding for this purposes the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the ASC 718 grant date fair value, refer to Note 10 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See Stock Options below for more information.

(4)

For each member of our board of directors who was not an employee at the time of grant, below is the grant date fair value of each option granted in 2010 computed in accordance with ASC 718 and the aggregate number shares subject to options outstanding on December 31, 2010. Assumptions used in the calculation of the grant date fair value are included in Note 10 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Name (1)	Option Awards Granted in 2010 (#)	Option Awards Outstanding at December 31, 2010 (#)
Anne DeGheest	8,500	67,000
John Hodgman	8,500	87,000
Emily Liggett	8,500	62,001
Jack Saltich	8,500	97,000
David Sugishita	40,000	40,000
Robert Van Naarden (6)	8,500	58,500

(5)

For each member of our board of directors who was not an employee at the time of grant, below is the grant date fair value of each restricted stock award granted in 2010 computed in accordance with ASC 718 and the aggregate number of restricted stock awards outstanding on December 31, 2010. Assumptions used in the calculation of the grant date fair value are included in Note 10 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Name (1)	Awards Granted in 2010 (#)	Awards Outstanding at December 31, 2010 (#)
Anne DeGheest	4,500	4,500
John Hodgman	4,500	4,500
Emily Liggett	4,500	4,500
Jack Saltich	4,500	4,500
Robert Van Naarden (6)	4,500	-

(6)

Mr. Van Naarden did not stand for re-election at our 2010 annual stockholder meeting. The board extended Mr. Van Naarden’s post-termination exercise period for his options to purchase common stock to twelve months. For a more complete discussion of Mr. Van Naarden’s compensation, see “Stock Options” below.

Cash Compensation

In 2010, non-employee directors each received retainer fees of $25,000 per year, typically paid in quarterly installments on the date of each quarterly board meeting. In addition, the Chairman of the Board received an additional retainer fee of $10,000 per year. The Chair of the Audit Committee received a $10,000 annual committee fee, the Chair of the Compensation Committee received a $7,000 annual committee fee, and the Chair of the Nominating and Corporate Governance Committee received a $3,000 annual committee fee. Members of the Audit and Compensation Committees each received $3,000 annual committee fees and members of the Nominating and Corporate Governance Committee each received $2,000 annual committee fees. These annual committee fees are typically paid quarterly on the date of the quarterly board meetings. Directors are entitled to reimbursement of reasonable travel expenses they incur in connection with attending board and committee meetings.

Stock Options

Non-employee directors are granted an option to purchase 40,000 shares of common stock on the date the director joins the board. This initial option, like those received by other individuals newly-joining Immersion, is granted with an effective date of the tenth business day of the month following the month the director joins the board. In 2009, following a review with its independent compensation consultant Compensia, the annual grants to non-employee directors were set at 4,500 shares of restricted stock and options to purchase 8,500 shares. Subject to continued service, 100% of the options and restricted stock vest on the first anniversary of their grant date. Options granted to non-employee directors accelerate in full and become completely vested upon a change of control. For options that would otherwise be granted prior to our release of results of operations, the effective date of such option grants is the second business day after our earnings release and the exercise price per share equals the closing price per share on the Nasdaq Global Market on the effective date of the option grants; the exercise price per share for all other options equals the closing price per share on the Nasdaq Global Market on the tenth business day of the month following the month in which the option was granted. Each option has or will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of the board of directors.

On June 4, 2010, the board accelerated the vesting of 10,375 shares subject to options and 4,500 shares of restricted stock held by Mr. Van Naarden and extended the post termination exercise period on all of his outstanding options until June 4, 2011.

Review of Non-Management Director Compensation

During fiscal year 2010, the board engaged Compensia to conduct a review of the compensation of its non-management directors. This review included an analysis of the director compensation practices of certain peer companies, including the forms of equity compensation used, the mix of cash and equity compensation, and total compensation.

The peer group included the following companies:

ActiveIdentity Corporation	Authentec Inc.	CEVA, Inc.
Digimarc Corp.	DIVX Inc.	DTS INC.
MIPS Technologies,	MOSYS Inc.	ON2 TECHNOLOGIES INC.
OPENTV Corp.	Pixelworks Inc.	Quicklogic Corp.
Ramtron International Corp.	SRS Labs Inc.	Virage Logic Corp.
Zilog Inc.

Although the review resulted in a determination that Immersion’s current board pay program was low to market, at approximately 30% percent compared to its peer level, the board elected to make no changes to its compensation until early 2011. In early 2011, the board elected to change the compensation of its non-management directors to the following:

General Board Service – Cash	Board Cash Retainer: $25,000 Meeting Fees: None
General Board Service – Equity	Initial Equity Grant: Option for 40,000 shares Annual equity Grant: Option for 10,000 shares and 6,000 shares of restricted stock
Committee Chair Service	Annual Cash Retainer: Audit: $10,000 Compensation: $8,000 Nominating: $3,000 Meeting Fees: None
Committee Member Service	Annual Cash Retainer: Audit: $3,000 Compensation: $3,000 Nominating: $2,000 Meeting Fees: None
Non-Executive Board Chair	Annual Cash Retainer: $20,000

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The board’s nominees for election as Class III directors are Carl Schlachte and John Fichthorn. For information regarding each nominee, see “Board of Directors and Committees of the Board” above. Shares represented by all proxies received by the board and not so marked as to withhold authority to vote for Mr. Schlachte and Mr. Fichthorn (by writing Mr. Schlachte and Mr. Fichthorn’s names where indicated on the proxy) will be voted (unless Mr. Schlachte and Mr. Fichthorn are unable or unwilling to serve) FOR the election of Mr. Schlachte and Mr. Fichthorn. The board knows of no reason why Mr. Schlachte and Mr. Fichthorn would be unable or unwilling to serve.

Vote Required

If a quorum is present and voting, the two nominees for Class III director receiving the greatest number of votes will be elected as Class III directors. Abstentions and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE CLASS III DIRECTOR NOMINEES LISTED HEREIN.

RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described below and in “Director Compensation” above and “Executive Compensation” below, since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which Immersion is or was a party, in which the amount involved exceeds $120,000 and in which any of its directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

In addition to indemnification provisions in our bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of Immersion, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth as of March 31, 2011, certain information with respect to the beneficial ownership of our common stock by (1) each stockholder who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of our directors and nominees for director, (3) the named executive officers, and (4) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Shares Subject to Options Included in Beneficial Ownership(2)	Percent of Class(3) (%)
Capital Research Global Investors (4)	2,605,000	—	9.2
Dialectic Capital Management, LLC (5)	2,326,702	—	8.2
Black Rock Inc.(6)	1,620,735	—	5.7
Mazama Capital Management, Inc. (7)	1,485,525	—	5.3

Executive Officers, Directors and Nominees for Director
Victor Viegas	881,576	844,125	3.0	*
Shum Mukherjee	58,667	50,000	*
Craig Vachon	186,529	80,208	*
Joe LaValle	46,990	21,656	*
Anne DeGheest(8)	102,000	67,000	*
John Hodgman	102,000	87,000	*
Emily Liggett	79,001	62,001	*
Jack Saltich(9)	112,000	97,000	*
David Sugishita	—	—	*
All executive officers and directors as a group (9 persons)(10)	1,568,763	1,308,990	5.3

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To our knowledge, and except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2)	Only shares issuable upon exercise of options within 60 days of March 31, 2011 are included for purposes of determining beneficial ownership.

(3)	Calculated on the basis of 28,282,144 shares of common stock outstanding as of March 31, 2011, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 31, 2011 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership.

(4)	Based solely on Schedule 13G filed with the SEC on February 11, 2011. Capital Research Global Investors holds the shares on behalf of SMALLCAP World Fund, Inc. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)

Based solely on Schedule 13D/A Amendment No. 2 filed with the SEC on March 18, 2011, Dialectic Capital Management, LLC, John Fichthorn and Luke Fichthorn have shared voting and dispositive power with respect to the shares, Dialectic Capital Partners, LP has shared voting and dispositive power with respect to 270,042 shares, Dialectic Offshore, Ltd has shared voting and dispositive power as to 195,852 shares, Dialectic Antithesis Partners, LP has shared voting and dispositive power as to 688,538 shares, Dialectic Antithesis Offshore, Ltd has shared voting and dispositive power as to 647,322 shares and Dialectic Offshore L2, Ltd. Has shared voting and dispositive power as to 524,948 shares. The address of these entities and persons is 875 Third Avenue, 15th Floor, New York, New York 10022.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 4, 2011. The address of Black Rock Inc. is 55 East 52nd Street, New York, New York 10055.

(7)	Based solely on a Schedule 13F filed with the SEC on February 15, 2011. The address of Mazama Capital Management, Inc. is One SW Columbia, Suite 1500, Portland, Oregon 97258.

(8)	20,000 shares are held in the DeGheest Living Trust dated June 8, 2005.

(9)	10,000 shares are held in the Saltich Trust dated 12/17/1991.

(10)	Total includes executive officers and directors as of March 31, 2011. Includes 1,308,990 shares subject to options that are currently exercisable or will become exercisable within 60 days after March 31, 2011 beneficially owned by executive officers and directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in fiscal year 2010 as well as our other executive officers employed at the end of fiscal year 2010, all of whom we refer to collectively as our named executive officers or NEOs. Our named executive officers for fiscal year 2010 are:

•	Chief Executive Officer, Victor Viegas
•	Chief Financial Officer, Shum Mukherjee
•	Chief Commercial Officer (formerly Senior Vice President and General Manager of the Touch Line of Business), Craig Vachon
•	Vice President, Sales, Joseph LaValle

Additionally, we describe the compensation of our former Interim Chief Financial Officer, Henry Hirvela, who left Immersion and received compensation in accordance with his consulting agreement.

Executive Summary

Our compensation programs are designed to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. In line with our performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive awards.

Despite a challenging economic environment, we delivered strong financial results for fiscal year 2010 as seen in the year over year comparison set forth below. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2010 financial results.

	Fiscal Year 2010	Fiscal Year 2009	Change %
Total Revenues	$31.1 million	$27.7 million	12%
Royalty and Licensing Revenue	$23.3 million	$14.2 million	64%
Net loss	$(5.9) million or $(0.21) per share	$(28.3) million or $(1.01) per share
Adjusted EBITDA	$2.6 million	$(16.8) million

Our fiscal year 2010 corporate performance was a key factor in the compensation decisions and outcomes for the fiscal year:

•

Due to a heavier emphasis on cost controls and the state of the company’s transition in early 2010, base salaries of named executive officers were adjusted only where necessary to bring the named executive officer in line with similar situated executive officers in our peer group or in connection with a promotion.

•

Revenue and Adjusted EBITDA were the key metrics for executive incentive plans. Performance with respect to each of these metrics was above target and resulted in short-term cash incentive awards between target and maximum for the named executive officers.

•	Long-term incentives make up a significant portion of each of the NEO’s compensation and the value of their option awards is directly linked to the performance of our stock.

Compensation Philosophy and Objectives

Our compensation programs are designed to align compensation with our annual and long-term business objectives and performance, enabling us to attract, retain, and reward executive officers and other key employees who contribute to our long-term success and motivate executive officers to enhance long-term stockholder value. We also strive to design programs to position Immersion competitively among the companies against which we recruit and compete for talent. We recognize that compensation programs must be understandable to be effective and that program administration and decision making must be fair and equitable. We also consider the financial obligations created by our compensation programs and design them to be cost effective. To meet these objectives, we target base salary at the 50th percentile, total cash compensation for named executive officers, including base salary and short-term cash incentive awards at the 65th to 75th percentile and total compensation, including total cash compensation and equity at the 75th to 80th percentile of compensation paid to similarly situated executive officers of the companies comprising our compensation peer group. The actual level of total compensation is determined by individual or corporate performance and can differ from the targeted percentiles of our compensation peer group’s compensation depending on key executive officers’ experience, skills, competencies and performance.

The Compensation Committee reviews and recommends to the board for approval all compensation programs (including equity compensation) applicable to our executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our Chief Executive Officer. The Compensation Committee approves the compensation of all other executive officers. The Compensation Committee has the sole authority to select, retain, and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate.

Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual and strategic goals, and that aligns executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Our Compensation Committee also considers potential risks when reviewing and approving compensation programs and takes steps to prevent incentives that would encourage excessive levels of risk. Our Compensation Committee annually evaluates both the performance and compensation of our executives to ensure that:

•	Compensation levels remain competitive relative to our peer companies;

•	Compensation provided is consistent with the level of performance delivered; and

•	The mix of cash and equity-based incentives provides the proper incentive without encouraging excessive risk taking.

Role of Chief Executive Officer in Compensation Decisions

While the Compensation Committee determines our overall compensation philosophy, the board sets the compensation for our Chief Executive Officer and the committee sets the compensation of the other executive officers and looks to the Chief Executive Officer to make recommendations to the committee with respect to both overall guidelines and specific compensation decisions. Our Chief Executive Officer also provides the board and the Compensation Committee with his perspective on the performance of our executive officers as part of the determination of the individual portion payable under the executive incentive plans (as described below) and the annual personnel review as well as a self-assessment of his own performance. Our Chief Executive Officer is not present during any discussions of the Compensation Committee or the board relating to his own compensation. Our Chief Executive Officer recommends to the committee specific compensation amounts for executive officers other than himself, and the committee considers those recommendations and information provided by its compensation consultant concerning peer group comparisons and industry trends and makes the ultimate compensation decisions. Our Chief Executive Officer, Vice President of Human Resources, and General Counsel regularly attend the Compensation Committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding Immersion’s performance, and technical advice. Members of the committee also participate in the board’s annual review of the Chief Executive Officer’s performance and its setting of annual performance goals, in each case led by our independent chairman of the board. See “Board Structure” above for further details.

Setting Executive Compensation

The Compensation Committee initially engaged Compensia as its independent consultant in July 2008. The selection of Compensia was made without input or influence of management. Under the terms of its agreement with the Compensation Committee, Compensia will not provide any other service to us, unless directed to do so by the Compensation Committee. Compensia has provided no services to us other than its advice to the Compensation Committee on executive and board compensation issues.

In the fall of 2008 in preparation for 2009, Compensia conducted a total direct compensation review for our executive officers relative to market norms, assessed the pay and performance relationship of our executive compensation program on an absolute basis and relative to peers and identified gaps, improvements, opportunities and offered recommendations to ensure the pay program is aligned with competitive practices, our business strategy and both individual and company performance. In addition, at that time, Compensia evaluated our equity use as compared to current competitive levels and developed a proposed long-term incentive strategy.

At the end of 2009 and the beginning of 2010, we were in transition, concluding our financial investigation and restatement, transitioning away from the medical products business to a licensing model and under new leadership. Rather than re-engage Compensia to perform another total compensation review for our executive officers relative to market norms at this time, the Compensation Committee reviewed the executives’ compensation against the percentiles of our peer group as stated above as a reference point of competitive compensation levels. The review was based on public information and data from Radford regarding compensation paid by publicly-traded peer companies of similar size and focus, which we refer to, collectively, as our compensation peer group. Although in the past we included medical device companies in our peer group, with the recent transition away from medical products, the Compensation Committee elected to include only technology companies in the peer group for 2010. The companies comprising this group were:

ActiveIdentity Corporation	Authentec Inc.	CEVA, Inc.
Digimarc Corp.	DIVX Inc.	DTS INC.
MIPS Technologies,	MOSYS Inc.	ON2 TECHNOLOGIES INC.
OPENTV Corp.	Pixelworks Inc.	Quicklogic Corp.
Ramtron International Corp.	SRS Labs Inc.	Virage Logic Corp.
Zilog Inc.

These peer groups will be reviewed annually by the committee to ensure that the companies are reasonable from a business and size perspective.

In early 2010, the Compensation Committee engaged Compensia on a limited basis to compare the proposed 2010 executive incentive plans discussed below to market and best practices considerations.

In late 2010, the Compensation Committee engaged Compensia to update the peer group, to conduct an executive total direct compensation analysis, pay for performance assessment and review of equity compensation practices and trends. In addition, Compensia provided input on a potential design of a long-term incentive strategy to the Compensation Committee.

Executive Compensation Components

Our named executive officers’ total compensation includes base salary, an annual incentive cash award, and long-term equity incentive compensation.

Compensation Element	Objectives	Key Features
Base Salaries	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.

Targeted at the 50th percentile of our peer group but varies based on skills, experience and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to market and internal pay equity.

Short-Term Cash Incentive Awards

Rewards annual corporate and individual performance and achievement of strategic goals.

Aligns named executive officers’ interests with those of our stockholders by promoting strong annual results through revenue growth and operating efficiency.

Retains named executive officers by providing market-competitive compensation.

Short-term cash incentive payments are cash awards based on financial targets – Revenue and Adjusted EBITDA for all named executive officers and revenue for the Vice President of Sales. For named executive officers other than the Chief Executive Officer, a portion of the cash incentive award is also based on individual performance evaluated against individual performance goals. For fiscal year 2011, a portion of the Chief Executive Officer’s short term cash incentive award also will be based on individual performance.

Annual incentive awards can vary from 0% to 200% of the target amount.

Long-Term Incentive Awards (Equity Awards)

Aligns named executive officers’ interests with long-term stockholder interests by linking part of each named executive officers’ compensation to stock price performance.

Provides opportunities for wealth creation and ownership which promotes retention and enables us to attract and motivate our named executive officers.

Retention of named executive officers through multi-year vesting of equity granted and multi-year performance periods.

Targeted at the 75th percentile of our peer group but varies based on skills, experience and other factors.

Utilizes different equity types, including stock options and restricted stock units to balance stockholder interests and retention.

Long-term equity awards generally vest in increments over a three or four year period.

Our executive officers are also eligible to participate in our health and benefits plans, retirement savings plans, and our employee stock purchase plan, which are generally available to all of our employees. Although the Compensation Committee has not established a fixed policy for the allocation between cash and equity compensation or short-term and long-term compensation, the Compensation Committee, as part of its evaluation of the compensation of our executive officers, reviews not only the individual elements of compensation, but also total compensation.

Base Salary

Base salaries are targeted at the 50th percentile of our compensation peer group for comparable skills and experience, but the Compensation Committee allows for flexibility in setting salaries above or below the median amount based on the expertise, performance or proficiency of individual executive officers.

The base salary levels of our named executive officers are typically considered annually as part of our performance review process, as well as upon the hiring of a named executive officer, a named executive officer’s promotion or other change in a named executive officer’s job responsibilities. In determining base salary levels, the Compensation Committee considers:

•	market data of our compensation peer group and broader survey date;

•	an internal review of each named executive officer’s compensation, both individually and relative to other executive officers; and

•	the individual performance of the named executive officer.

Based on the Compensation Committee’s review of the named executive officers’ salaries relative to the market data, the Compensation Committee approved the following compensation structure for its named executive officers for 2010:

Victor Viegas. Mr. Viegas returned to the company as Interim Chief Executive Officer in October 2009 with a base salary of $350,000. At that time, the Compensation Committee engaged Compensia to evaluate Mr. Viegas’ salary and determined that it fell within the median level of the peer group discussed above. Since Mr. Viegas’ salary was set in late 2009 and already fell within the median level of the peer group, the Compensation Committee made no adjustments to Mr. Viegas’ salary in 2010.

Shum Mukherjee. Mr. Mukherjee was hired in May 2010 with a base salary of $275,000 which falls within the 75th percentile of our compensation peer group. In negotiating his salary, Mr. Mukherjee indicated a preference for more of his total compensation in the form of base salary and less in the form of the annual incentive program which is discussed below under the “Executive Incentive Plans.” This, in addition to the fact that we had just completed a financial investigation and restatement and we were looking for a permanent Chief Financial Officer to assist us in remediating our material weaknesses and to provide strong financial oversight for our company, led our Compensation Committee to conclude that setting Mr. Mukherjee’s base salary at the 75th percentile of our peer group was appropriate.

Craig Vachon. Mr. Vachon received a 5.3% increase in base salary in July 2010 from $230,000 to $242,000 which falls within the median level of our compensation peer group. At the time of Mr. Vachon’s increase, he was serving as our Senior Vice President and General Manager. In October 2010, Mr. Vachon was promoted from Senior Vice President and General Manager to Chief Commercial Officer. Although our peer group generally does not have an equivalent position of Chief Commercial Officer, Mr. Vachon’s base salary is targeted at the median level of the peer group’s top sales position and the 75th percentile of the market generally for Chief Commercial Officers. As such, the Compensation Committee elected not to make any adjustments to Mr. Vachon’s salary upon his promotion.

Joseph LaValle. Mr. LaValle was promoted in September 2010 from Vice President of Touch Sales to Vice President of Sales with a base salary of $200,000. Although this falls within the lower quartile of our compensation peer group, the increase in salary as a result of Mr. LaValle’s promotion represented a significant increase from his base salary prior to his promotion and the Compensation Committee determined that no further adjustments were necessary. Mr. LaValle also participates in a variable compensation plan as described below, and Mr. LaValle received an increase in his target incentive opportunity mid-year 2010 in lieu of any merit increase to his base salary.

Henry Hirvela. Our former Interim Chief Financial Officer, Henry Hirvela, was brought on as a consultant to assist us while we searched for a permanent Chief Financial Officer. As such, the former Interim Chief Financial Officer was compensated for services provided based on a daily rate as negotiated by the Compensation Committee.

Short-term Cash Incentive Awards

Executive Incentive Plans. The executive incentive plans are cash incentive programs designed to align executive compensation with annual performance and to enable Immersion to attract, retain, and reward individuals who contribute to Immersion’s success and motivate them to enhance the value of Immersion. The Compensation Committee believes that aggregate incentive payouts should be tightly linked to Immersion’s performance, with individual compensation differentiated based on individual performance. As a result, funding and payouts under the executive incentive plans are dependent and based on Immersion’s performance and individual performance. The Compensation Committee reserves the right to cancel, suspend, amend or revise all or any part of the executive incentive plans for any reason at any time.

The committee, with input from the Chief Executive Officer for all executive officers other than the Chief Executive Officer, establishes (1) performance measures based on business criteria and target levels of performance and (2) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. Performance measures may be based on a wide variety of business metrics. In preparing for the 2010 executive incentive plans, our Compensation Committee looked at the 2009 structure and made several adjustments to the 2010 executive incentive plans to further align the 2010 executive incentive plans with our stockholders’ interests and current market practices including:

•	The Committee changed the performance metrics from revenue and operating income (loss) to revenue and adjusted EBITDA.
•	In order for any management objective portion of the bonus to pay out, the Committee required that the company meet a certain threshold of financial performance.
•	The payout matrix included minimum thresholds of performance for revenue and adjusted EBITDA performance of 80% of budget.
•

The Committee adopted a clawback provision to allow the board of directors to recoup any excess incentive compensation paid to our named executive officers and other key members of our executive team if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive. The clawback provision is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and stockholders.

Based on the Compensation Committee’s review of the named executive’s target incentive compensation relative to the market data, the Compensation Committee approved the following incentive compensation structure for its named executive officers for 2010:

Victor Viegas. Mr. Viegas had a target incentive opportunity under his 2010 executive incentive plan equal to 60% of his base salary, or $210,000, bringing his total potential cash compensation to $560,000 which falls within the median level of the company’s peer group. The Compensation Committee initially proposed a target incentive opportunity equal to 100% of Mr. Viegas’ salary, commensurate with the prior Chief Executive

Officer’s executive incentive plan which would have placed Mr. Viegas’ salary within the upper quartile of the company’s peer group. Mr. Viegas elected to maintain a target percentage similar to other executive officers and as a result, Mr. Viegas’ total cash compensation falls below the targeted level set by the Compensation Committee.

Mr. Viegas’ 2010 executive incentive plan was based entirely on the achievement by the company of certain corporate financial metrics in 2010 as set forth below. In addition, the board of directors determined a performance weighting to be applied to Mr. Viegas’ initial incentive payment calculation, which weighting is based on his overall annual performance as determined by the board. The weighting factor typically ranges between 0.80 and 1.20, which factor is then multiplied by Mr. Viegas’ initial payment calculation to determine his total incentive payment.

Shum Mukherjee. Mr. Mukherjee had a target incentive opportunity under his 2010 executive incentive plan equal to 50% of his base salary, or $137,500, bringing his total potential cash compensation to $412,500 which falls in the upper quartile of the company’s peer group. As discussed above, Mr. Mukherjee elected to take a larger part of his overall compensation in base salary and therefore his target incentive opportunity is slightly lower compared to the other named executive officers. Although the Compensation Committee’s target for total cash compensation is between the 65th and 75th percentile of our peer group, the need to attract a permanent Chief Financial Officer with strong financial oversight who could help us remediate our material weaknesses led the Compensation Committee to conclude that total potential compensation in the upper quartile of our peer group was appropriate. This weighting factor is based on the board’s subjective determination of his performance during the year.

Mr. Mukherjee’s 2010 executive incentive plan is based on two independent components: 70% of his bonus is based on the achievement by the company of certain corporate financial metrics in 2010 as set forth below and 30% of his bonus is based on the achievement of individual management objectives. Mr. Mukherjee’s fiscal year 2010 management objectives included: (1) improving internal controls and remediating weaknesses in internal controls; (2) developing cost controls to manage to the 2010 budget; (3) increasing investor coverage of Immersion stock; and (4) developing investment strategies to increase investment income without significantly expanding the risk profile. For payment to be made under the management objective component of the plan, certain financial targets must be met:

•	Mr. Mukherjee would be eligible for 100% payout under this component if the company meets the minimum revenue and adjusted EBITDA targets set forth in the matrix below;
•	Mr. Mukherjee would be eligible for 50% payout under this component if the company is less than the lowest revenue target on the matrix below, but is adjusted EBITDA profitable; and
•	Mr. Mukherjee would not be eligible for payout under this component if the company is not adjusted EBITDA profitable, regardless of the level of revenue target achievement.

In addition, the Compensation Committee determines a performance weighting to be applied to Mr. Mukherjee’s initial incentive payment calculation attributable to management objectives, which weighting is based on his overall annual performance as determined by the Committee. The weighting factor typically ranges between 0.80 and 1.20, which factor is then multiplied by Mr. Mukherjee’s initial payment calculation attributable to management objectives and added to the payment calculation attributed to the corporate financial metrics to determine his total incentive payment. The weighting factor is based on the board’s subjective determination of his performance during the year.

Craig Vachon. Mr. Vachon had a target incentive opportunity under his 2010 executive incentive plan equal to 60% of his base salary as of January 1, 2010, or $138,000, bringing his total potential cash compensation, including the bonus discussed below under “Strategic Annual Incentive Plan” to $405,000 which falls between the 65th and 75th percentile of the company’s peer group for top sales and 100% of the market generally for Chief Commercial Officers. Mr. Vachon’s target incentive opportunity was set when Mr. Vachon held the position of Senior Vice President and General Manager which position was equivalent to the top sales position of similarly situated companies.

Mr. Vachon’s 2010 executive incentive plan is identical to Mr. Mukherjee’s as discussed above, with the exception of his management objectives. Mr. Vachon’s management objectives for 2010 included: (1) achieving or exceeding quarterly and annual revenue targets; (2) refining and co-managing the company’s intellectual property and corporate development strategies; (3) supporting the evolution of the high definition haptics ecosystem; and (4) developing a closed loop process with integrated circuit vendors.

The GAAP revenue and adjusted EBITDA matrix for the corporate objectives of the 2010 executive incentive plans was as follows:

Revenue / adjusted EBITDA Targets	$21.744M	$24.465M	$27.18M	$29.898M	$32.616M
$3.12M	125.0%	137.5%	150.0%	175.0%	200.0%
2.86M	100.0	112.5	125.0	150.0	175.0
2.6M	75.0	87.5	100.0	125.0	150.0
2.34M	62.5	75.0	87.5	112.5	137.5
2.08M	50.0	62.5	75.0	100.0	125.0

For purposes of the executive incentive plans, GAAP revenue means revenue recognized by Immersion for the applicable period in accordance with GAAP and as reported in our audited financial statements and adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization, with the following exclusions: stock compensation expense, discontinued operations, restatement charges and restructuring charges.

Our performance for 2010 resulted in GAAP revenues of $31.1 million and an Adjusted EBITDA of $2.6 million. Interpolating this result between the revenue levels of $29.898M and $32.616M on the table above and at the $2.6M adjusted EBITDA level resulted in a payout percentage of 139.09% for this measure.

The table below sets forth the minimum, threshold, target, maximum and actual payout amounts under the 2010 executive incentive plans for the participating named executive officers. The actual payout amounts are computed based on the actual performance as outlined above, under our executive incentive plan for fiscal year 2010.

Name	FY2010 Minimum Award	FY2010 Threshold Award	FY2010 Target Award	FY2010 Maximum Award	FY2010 Actual Award
Victor Viegas	$0	$105,000	$210,000	$504,000	$350,502
Shum Mukherjee*	$0	$32,392	$92,548	$162,885	$112,318
Craig Vachon	$0	$48,300	$138,000	$242,880	$171,619

*Mr. Mukherjee’s award calculations are prorated based on a start date of May 6, 2010.

The following table provides a supplemental breakdown of the components that make up the named executive officer’s actual fiscal year 2010 award under our executive incentive plans. Both the dollar amount of the award and the award as a percentage of the target are displayed for each component as well as the performance multiplier applied to the final award, in the case of Mr. Viegas, and to the portion of the award attributable to management objectives in the case of Mr. Mukherjee and Mr. Vachon.

Name	Corporate Component	Percentage of Target	Individual Component	Percentage of Target	Multiplier	Total 2010 Award
Victor Viegas	$292,085	139.09%	$0	0%	1.2	$350,502
Shum Mukherjee*	$90,106	139.09%	$22,212	80%	1.0	$112,318
Craig Vachon	$134,359	139.09%	$37,260	90%	1.0	$171,619

*Mr. Mukherjee’s award was prorated based on a start date of May 6, 2010.

Victor Viegas. Since Mr. Viegas’ award was entirely based on the corporate metric, he earned 139.09% of his target bonus. In addition, the Compensation Committee employed a 1.2 multiplier as permitted under his plan as a result of Mr. Viegas’ achievement of certain management objectives, including: (1) streamlining the business to a licensing company; (2) upgrading and right sizing the employee base; (3) concluding the financial investigation and resulting restatement; (4) delivering improved operating performance of EBITDA profits and cash flow breakeven resulting in an increased stockholder value and market capitalization of 53%; and (5) developing the executive management team.

Shum Mukherjee. Mr. Mukherjee earned 139.09% of the corporate component of his bonus, which represented 70% of his award. For the individual component, the Compensation Committee rated Mr. Mukherjee’s performance of his management objectives on a scale of 1 to 5 and determined an average rating of 4 out of 5, or 80%. The Compensation Committee applied a 1.0 multiplier to this component because Mr. Mukherjee’s performance met expectations in 2010. Since Mr. Mukherjee started his employment with the company in May 2010, his bonus was prorated to 67%.

Craig Vachon. Mr. Vachon earned 139.09% of the corporate component of his bonus, which represented 70% of his award. For the individual component, the Compensation Committee rated Mr. Vachon’s performance of his management objectives on a scale of 1 to 5 and determined an average rating of 4.5 out of 5, or 90%. The Compensation Committee applied a 1.0 multiplier to this component because Mr. Vachon’s performance met expectations in 2010.

Joseph LaValle. Because Mr. LaValle began the year as the VP of Touch Sales and was promoted to the executive team in September 2010, his annual incentive plan was a variable compensation plan based on the achievement of meeting revenue and design win goals. In 2011, Mr. LaValle will be transitioned to the executive incentive plan.

Under Mr. LaValle’s 2010 variable compensation plan, Mr. LaValle has a target incentive opportunity equal to 58.25% of his base salary, or $116,550, bringing his total cash compensation to $316,550 which falls within the lower quartile of the company’s peer group. See the discussion of Mr. LaValle’s base salary under “Base Salary” above.

Mr. LaValle’s 2010 variable compensation plan is based on two independent components: 70% of his bonus is based on the achievement of an annual revenue quota equal to $27,180,000 in 2010 and 30% of his bonus is based on the achievement of individual management objectives. For every 1% of quota attained, Mr. LaValle earns 1% of the revenue portion of his annual target incentive, subject to meeting at least 50% of the assigned quarterly quota. Mr. LaValle’s management objectives included (1) creating a design win culture amongst the sales team; (2) focusing on certain market maker accounts; (3) creating new incentive plans for the sales team; and (4) continuing to refine the forecasting tools.

In the event Mr. LaValle exceeds his annual revenue quota equal to $27,180,000 in 2010, the incremental performance will be subject to incentive accelerators as follows:

•	For each percentage of incremental performance above quota between 100-110%, Mr. LaValle will receive $3,885
•	For each percentage of incremental performance above quota between 110.1-125%, Mr. LaValle will receive $4,274
•	For each percentage of incremental performance above quota between 125.1-150%. Mr. LaValle will receive $4,662

In addition to his annual quota, Mr. LaValle’s variable compensation plan includes quarterly revenue goals and the opportunity to earn a quarterly bonus of $1,500 for 105% attainment of those goals.

The table below sets forth the minimum, threshold, target, maximum and actual payout amounts under Mr. LaValle’s 2010 variable compensation plan. The actual payout amounts are computed based on the actual performance as outlined above, under Mr. LaValle’s variable compensation plan for fiscal year 2010.

Name	FY2010 Minimum Award	FY2010 Threshold Award	FY2010 Target Award	FY2010 Maximum Award	FY2010 Actual Award
Joseph LaValle	$0	$40,793	$116,550	$342,060	$120,929

The following table provides a supplemental breakdown of the components that make up Mr. LaValle’s actual fiscal year 2010 award under his variable compensation plan for fiscal year 2010.

Name	Revenue/Quota Component	Percentage of Target	Individual Component	Percentage of Target	Accelerator	Quarterly Bonus	Total 2010 Award
Joseph LaValle	$81,585	105%	$31,593	93%	$4,751	$3,000	$120,929

Strategic Annual Incentive Plan. As part of Mr. Vachon’s promotion to Chief Commercial Officer and to further incentivize him to close certain strategic agreements, Mr. Vachon was awarded a strategic annual incentive plan pursuant to which he would be paid a total of $25,000 and receive a grant of 5,000 restricted stock units for the successful negotiation and close of three of five identified contracts in 2010. Payments under this program would be made in 33.33% increments as results are achieved and would not exceed the totals set forth above. Due to various reasons, none of the contracts were executed as of December 31, 2010 and none of the amounts were paid out under the strategic annual incentive plan.

Mr. Hirvela was not eligible to receive a bonus, as he was hired in an interim capacity and compensated at a daily rate.

Equity Incentive Awards

The Compensation Committee approved annual equity awards to the named executive officers in fiscal year 2010 after considering the target value of equity for each NEO, individual and corporate performance generally and total compensation levels by executive. The Compensation Committee considers both executive and corporate performance as well as the actual compensation levels of our compensation peer companies when determining the size of equity awards. The Compensation Committee targets the 75th percentile of compensation paid to similarly situated executive officers of the companies comprising our compensation peer group for its equity grants to named executive officers. Generally, the Compensation Committee awards equity to our named executive officers composed of 66.67% shares subject to stock options and 33.33% shares subject to restricted stock units. The Compensation Committee elected this mix because it concluded that doing so represented an appropriate balance between the incentives provided by stock options which only generate value if the value of the stock appreciates and by a limited amount of restricted stock units which provides a benefit by helping to retain key employees. In 2010, however, since Mr. Viegas, our Chief Executive Officer received his new hire grant in late 2009, the Compensation Committee determined that his equity position satisfied the target award values and he did not receive any grants in 2010. In addition, Mr. Mukherjee, our Chief Financial Officer also received his new hire grant in 2010 and was ineligible for an annual grant until 2011. Mr. LaValle, our Vice President of Sales, was promoted in September 2010. Earlier in the year, Mr. LaValle received a restricted stock unit grant under our annual grant program for employees and an additional restricted stock unit grant as a key employee of the company. Upon his promotion, he received an option grant to place him at the median level of the company’s peer group. Finally, because of the structure of his compensation arrangement, namely a cash daily rate, Mr. Hirvela did not receive any equity awards.

The following table displays the grant date fair market value of the long term equity awards in total and for each component awarded in the fiscal year 2010.

Name	Total Combined Value of Equity Awards	Value of Options	Value of Restricted Stock Units
Victor Viegas	$-	$-	$-
Shum Mukherjee	$591,180	$591,180	$-
Craig Vachon	$321,860	$172,797	$149,063
Joseph LaValle	$124,116	$29,086	$95,030

Severance and Change in Control Payments

We have, from time to time, entered into offer letters or employment agreements that contain certain benefits payable, in certain situations, upon termination or change in control. All such benefits extended to our executive officers are approved by our Compensation Committee in order to be competitive in our hiring and retention of executive officers, in comparison with companies with which we compete for talent. All such agreements with the named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this Proxy Statement.

We have entered into retention and change in control agreements with our executive officers with the goal of retaining such executive officers during the pendency of a proposed change of control transaction, and in order to align the interests of the executive officers with our stockholders in the event of a change in control. We believe that a proposed or actual change in control transaction can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without the benefits under the change in control agreements, executive officers may be tempted to leave our employment prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes, and any such departures could jeopardize the consummation of the transaction or our interests if the transaction does not close and we remain independent. Our Compensation Committee believes that these benefits therefore serve to enhance stockholder value and align the executive officers’ interests with those of our stockholders in change in control transactions. A description of the terms and conditions of such change in control agreements is set forth in “Potential Payments upon Termination or Change in Control” elsewhere in this Proxy Statement.

Other Benefits

We provide certain executive officers with perquisites and other personal benefits that our Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided in order to enable us to attract and retain these executives. The committee periodically reviews the levels of these benefits provided to our executive officers. These benefits include participation in our health and benefits plans, retirement savings plans and our employee stock purchase plan, which are generally available to all of our employees. As part of his fees for his consultancy, we also paid for Mr. Hirvela’s commuting expenses, housing and car rental expenses during the term of his engagement. As set forth in the Summary Compensation Table below, in 2010, the value of Mr. Hirvela’s perquisites paid on his behalf was $17,532 and the value of all perquisites provided to all other officers was of a nominal amount.

Equity Compensation Grant Practices

We do not have any program, plan, or practice to select equity compensation (including stock option) grant dates in coordination with the release of material non-public information, nor do we time the release of information for the purpose of affecting value. For all stock options, employees have ten years from the date of the grant to exercise vested options, assuming they remain an employee of or service provider to Immersion or its subsidiaries and subject to any requirements of local law.

New Hire Grants. New hire grants of equity compensation are made to eligible employees in connection with the commencement of employment. New hire grants become effective on and are priced as of the tenth business day of the month following the month of hire. These grants generally become fully vested after four years, with 1/4th of the grant vesting on the first anniversary of the date of commencement of employment and 1/48th of the grant vesting monthly thereafter. Grants to individuals of 50,000 shares or less, not to exceed an aggregate of 150,000 shares in any fiscal quarter, are made by the Chief Executive Officer pursuant to the delegation of power by the Compensation Committee. Such grants must be granted on the tenth business day of each month for individuals who were employees as of the last day of the previous month. All other grants are made by the committee.

Annual Grants. Annual restricted stock unit grants are awarded at the regularly scheduled board meeting held in February and are made on the second business day after the release of our year-end earnings release. These grants typically vest as to 1/3rd of shares on an annual basis assuming continued service and subject to any requirements of local law.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 concerning our equity compensation plans:

Plan Category(1)	Number of Shares to be Issued Upon Exercise of Outstanding Options (a) (#)	Weighted- average Exercise Price of Outstanding Options (b) ($/sh)		Number of Shares to be Issued Upon Settlement of Outstanding Restricted Stock Awards/Units (c) (#)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (#)

Equity compensation plans approved by stockholders(2)	3,366,283	$6.42	(3)	417,923	(3)	1,506,945	(4)

Equity compensation plans not approved by stockholders(5)	632,243	5.46		-		2,308,488

Total	3,998,526			417,923		3,815,433

(1)

The table does not include information for equity compensation plans assumed by us in business combinations. As part of the business combination with Immersion Medical in fiscal 2000, we assumed Immersion Medical’s 1998 stock option plan. A total of 2,000 shares of common stock are reserved for issuance under this plan. The majority of the options outstanding under this plan cliff vest on the anniversary of the grant date over a five-year period. The 1998 Plan provides, in certain instances, for accelerated vesting of the options upon a change of control. All of the options expire 10 years from the date of the grant. The number of shares to be issued upon exercise of outstanding options under plans assumed in business combinations at December 31, 2010 was 2,000 and the weighted average exercise price was $3.81.

(2)	Consists of two plans: the Immersion Corporation 1997 Stock Option Plan and the 2007 Plan.

(3)	Includes shares issued pursuant to restricted stock awards, which have no exercise price.

(4)	Includes 571,811 shares available for future issuance under the Employee Stock Purchase Plan.

(5)

As of December 31, 2010, we had reserved an aggregate of 2,308,488 shares of common stock for issuance pursuant to the 2008 Employment Inducement Award Plan to provide for the granting of a nonstatutory stock option with an exercise price equal to the fair market value of our common stock on the date of grant. Each option granted pursuant to the 2008 Employment Inducement Award Plan has a 10-year term and vests at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

Impact of Accounting and Tax Requirements on Compensation

We are limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid to our named executive officers in a taxable year. Compensation above $1,000,000 may be deducted if, by meeting certain technical requirements, it can be classified as “performance-based compensation.” The stock options and restricted stock unit awards granted under our 2007 Equity Incentive Plan are intended to be treated under current federal tax law as performance-based compensation exempt from limitation on deductibility. Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forego deductibility when the committee believes it to be in the best interests of the company and its stockholders.

In addition to considering the tax consequences, the committee considers the accounting consequences of, including the impact of the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (ASC 718), in its decisions in determining the forms of different awards and generally attempts to keep the value of awards equivalent regardless of type.

Risk Assessment of Compensation Programs

The Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use both company-wide metrics and individual performance, which encourage focus on the achievement of objectives for the overall benefit of the company:

•

The executive incentive plans are dependent on multiple performance metrics including revenue and adjusted EBITDA Profit, as well as individual goals related to specific strategic or operational objectives and the corporate metric portion of the incentive plan does not pay out unless certain financial metrics are met.

•	The long-term incentives are equity-based, with three and four year vesting to complement our annual cash based incentives.
•	Capped Incentive Awards – Awards under the executive incentive plans are capped at 200% of target.
•

Clawback Provision – The clawback provision provides the board of directors with the authority to recoup past incentive compensation in the event of a material restatement of Immersion’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee considered an assessment of compensation-related risks for all of our employees. Based on this assessment and the factors noted above, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Immersion. In making this evaluation, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Compensia, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board of directors.

Conclusion

In evaluating the individual components of overall compensation for each of our executive officers, the Compensation Committee reviews not only the individual elements of compensation, but also total compensation. Through the compensation programs described above, a significant portion of the compensation awarded to our executive officers is contingent upon individual and Immersion’s performance. The Compensation Committee remains committed to this philosophy of pay-for-performance and will continue to review executive compensation programs to ensure that the interests of our stockholders are served.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the board of directors of Immersion, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John Hodgman, Chair

Jack Saltich

David Sugishita

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals serving on the Compensation Committee was at any time during 2010, or at any other time, an officer or employee of Immersion. No executive officer of Immersion serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or the Compensation Committee.

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table

The following table sets forth information concerning the compensation earned during the years ended December 31, 2010, 2009 and 2008 by our Chief Executive Officer, our Chief Financial Officer, our former Interim Chief Financial Officer and our other most highly compensated executive officers (collectively, the “named executive officers”)

Name & Principal Position	Fiscal Year		Salary ($)		Bonus ($)		Option Awards (6) ($)		Non-Equity Incentive Plan Compensation (7) ($)		All Other Compensation ($)			Total ($)

Victor Viegas	2010	$	346,710	$	101	$	-	$	350,502	$	-		$	697,313
Chief Executive Officer(1)	2009		70,000		-		1,403,375		-		150,237	(8)		1,623,612
	2008		125,044		-		48,339		48,000		209,587	(8)		430,970

Shum Mukherjee	2010		180,735		101		591,180		112,318		-			884,334
Chief Financial Officer(2)

Henry Hirvela	2010		83,720		-		-		-		17,532	(9)		101,252
Former Interim Chief Financial Officer(3)	2009		112,176		-		-		-		19,672	(9)		131,848

Craig Vachon	2010		236,684		101		321,860		171,619		-			730,264
Chief Commercial Officer(4)	2009		223,896		-		138,650		66,844		9,000	(9)		438,390
	2008		60,154		25,000		519,870		-		4,700	(9)		609,724

Joseph LaValle	2010		189,534		101		124,116		120,929		-			434,680
Vice President, Sales (5)

(1)

Mr. Viegas served as our Chief Executive Officer from October 2002 through April 2008. On October 21, 2009, Mr. Viegas was appointed Interim Chief Executive Officer and, on April 18, 2010, he was named Chief Executive Officer.

(2)	Mr. Mukherjee was appointed Chief Financial Officer on May 6, 2010.
(3)	Mr. Hirvela was appointed Interim Chief Financial Officer on October 28, 2009 and held that position through May 6, 2010.
(4)	Mr. Vachon was appointed Senior Vice President and General Manager of the Touch Line of Business effective January 12, 2009. He was named Chief Commercial Officer on October 1, 2010.
(5)	Mr. LaValle was appointed Vice President, Sales, Touch on August 3, 2009. He became Vice President, Sales on August 20, 2010.
(6)

The amounts in this column represent the grant date fair value of the awards, computed in accordance with ASC 718. See note 10 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for 2010 for a discussion of our assumptions in determining the ASC 718 values.

(7)	Consists of bonus awards under our executive incentive plans or commission awards under our variable compensation plan.
(8)

Consists of severance payments of $196,154 and COBRA payments of $13,433 in 2008 and severance payments of $132,692 and COBRA payments of $8,461 in 2009 pursuant to the Resignation Agreement and General Release of Claims dated April 24, 2008, between Mr. Viegas and us. Additionally, 2009, consists of board of director fees of $8,516 earned by Mr. Viegas while he was a non-employee member of the board of directors.

(9)	Consists of travel and commuting reimbursement.

2010 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2010:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All other Stock Awards: Number of Shares of Stock or Units	All Other Option Award Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Victor Viegas		$105,000	$210,000	$504,000	-	-	$	-	$	-
Shum Mukherjee(2)		32,392	92,125	162,885	-
	6/14/2010					200,000		5.10		591,180
Henry Hirvela	-	-	-	-	-	-		-		-
Craig Vachon		48,300	138,000	242,880
	4/1/2010				26,666	-		-		149,063
	4/1/2010	-	-	-	-	53,334		5.59		172,797
Joe LaValle		40,793	116,500	342,060
	4/1/2010				8,000	-		-		44,720
	4/1/2010	-	-	-	9,000	-		-		50,310
	9/15/2010	-	-	-	-	10,000		5.06		29,086

(1)	These awards were made pursuant to the 2010 executive incentive plans for each of Mr. Viegas, Mr. Mukherjee and Mr. Vachon and pursuant to the 2010 variable compensation plan for Mr. LaValle. Mr. Hirvela was not eligible to participate in these plans during 2010.
(2)	Mr. Mukherjee’s award calculations are prorated based on a start date of May 6, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth information concerning the value of exercisable and unexercisable options held as of December 31, 2010 by the named executive officers:

		Option Awards					Stock Awards
	Stock Option Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (1)(2) ($)
		Exerciseable (#)	Unexerciseable (#)
Victor Viegas	2/7/2001	18,600	—		$10.50	2/7/2011	—	$—
	5/1/2001	15,000	—		6.23	5/1/2011	—	—
	6/18/2001	100,000	—		6.03	6/18/2011	—	—
	2/15/2002	50,000	—		2.35	2/15/2012	—	—
	2/5/2003	125,000	—		1.28	2/5/2013	—	—
	2/4/2004	200,000	—		7.00	2/4/2014	—	—
	6/5/2006	100,000	—		6.11	6/5/2016	—	—
	3/3/2009	7,083	2,917		8.61	3/3/2018	—	—
	3/4/2009	8,500	—		2.70	3/4/2019	—	—
	11/3/2009	175,000	425,000	(3)	3.85	11/13/2019	—	—
Shum Mukherjee	6/14/2010	200,000	—		5.10	6/14/2020	—	—
Henry Hirvela	—	—	—		—	—	—	—
Craig Vachon	10/14/2008	84,375	65,625		5.92	10/14/2018	—	—
	2/13/2009	23,958	26,042		4.63	2/13/2019	—	—
	4/1/2010	—	53,334		5.59	4/1/2020	—	—
	4/1/2010	—	—		—	—	26,666	203,195
Joe LaValle	9/15/2009	16,500	33,000		4.16	9/15/2009	—	—
	4/1/2010	—	—		—	—	8,000	60,960
	4/1/2010	—	—		—	—	9,000	68,580
	9/15/2010	10,000	—		5.06	9/15/2020	—	—

(1)	Except as otherwise indicated, options vest as to 25% of the shares on the one year anniversary of the grant date and the remaining vest at a monthly rate of one forty-eighth.
(2)	Based on the closing price of our common stock of $7.62 per share on the Nasdaq Global Market on December 31, 2010.
(3)	Option vests at a monthly rate of one forty-eighth.

Option Exercises and Stock Vested In 2010 Fiscal Year

There were no stock option exercises by our named executive officers during the year ended December 31, 2010. The following table provides information concerning stock awards that vested for our named executive officers during fiscal 2010.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Victor Viegas	4,500	$20,340

Potential Payments upon Termination or Change in Control

We have entered into the following agreements with each of our named executive officers that provide for severance benefits, and for additional benefits in connection with a change in control of Immersion:

Mr. Victor Viegas

Effective October 20, 2009, Mr. Viegas became our Interim Chief Executive Officer. In connection with his appointment, we entered into an employment agreement with Mr. Viegas pursuant to which he receives an annual base salary of $350,000 and is eligible to receive an annual bonus of up to 60% of his base salary. Pursuant to the employment agreement, Mr. Viegas was granted an option to purchase 600,000 shares of common stock, with an exercise price equal to the fair market value of Immersion’s common stock on the date of grant. This option vests as to 1/48th of the shares ratably on a monthly basis over the subsequent 48 months.

If the employment of Mr. Viegas is terminated without “cause,” as defined in the agreement or resigns for “constructive reason,” as defined in the agreement, he would be entitled to receive, as severance, a payment equal to 12 months of his base salary and health insurance premium payments for 12 months. In addition, Mr. Viegas will also be entitled to immediate vesting of 70% of his then unvested equity awards held by him.

In the event that Mr. Viegas is terminated without cause or resigns for constructive reason, within three months of, or within 1 year following, a “change of control,” as defined in the agreement, Mr. Viegas will be entitled to receive a lump sum severance payment equal to 12 months base salary and health insurance premium payments for 12 months. In addition, Mr. Viegas will also be entitled to immediate vesting of 70% of his then unvested equity awards held by him.

Payment of the foregoing benefits will be conditioned upon Mr. Viegas’ execution of a general release of claims.

Mr. Shum Mukherjee

We entered into an offer of employment with Mr. Mukherjee dated April 13, 2010, pursuant to which he was employed as Chief Financial Officer with a salary of $275,000 and is eligible to receive an annual bonus of up to 50% of his base salary. Pursuant to the offer letter, Mr. Mukherjee was granted an option to purchase 200,000 shares of common stock, with an exercise price equal to the fair market value of Immersion’s common stock on the date of grant. This option vests over four years at the rate of 25%. In connection with the offer letter, we also provided Mr. Mukherjee with a retention bonus in the amount of $50,000 to be paid after two years of continuous employment.

We also entered into a retention and ownership change event agreement with Mr. Mukherjee. This agreement provides for the payment of severance and health insurance premiums upon the occurrence of certain events. In the event that his employment is terminated without cause, Mr. Mukherjee will be entitled to receive (i) a lump sum severance payment equal to 6 months base salary; (ii) payments of health insurance premiums for the earlier of 6 months or the date on which Mr. Mukherjee first becomes eligible to obtain other group health insurance coverage; and (iii) immediate vesting of 50% of his then unvested equity awards held by him. In the event that Mr. Mukherjee’s employment is terminated without cause, or is terminated by him with good reason, in either case, in connection with an ownership change event of Immersion, then Mr. Mukherjee will also be entitled to receive (i) a lump sum severance payment equal to 12 months base salary; (ii) payments of health insurance premiums for the earlier of 12 months or the date on which Mr. Mukherjee first becomes eligible to obtain other group health insurance coverage; (iii) immediate vesting of 70% of his unvested equity awards held by him; and (iv) immediate payment of his retention bonus referred to above if the bonus has not already been paid. Payment of the foregoing benefits will be conditioned upon Mr. Mukherjee’s execution of a general release of claims.

Mr. Craig Vachon

We entered into an offer of employment with Mr. Vachon dated September 7, 2008, pursuant to which he was initially employed as Vice President and General Manager of Mobility at a salary of $230,000 and a sign on bonus in the amount of $25,000, which bonus must be reimbursed to us on a pro rata basis in the event Mr. Vachon voluntarily terminates his employment prior to September 29, 2009. Mr. Vachon participated in the 2008 executive bonus plan with a target annual bonus amount of $138,000, of which $25,000 was guaranteed and which amount has been paid. Mr. Vachon was eligible for housing assistance for the first six months of his employment. During the first three month period, he was entitled to reimbursement of actual and reasonable expenses incurred for lodging and meal expenses, and for the second three month period, we paid $2,000 per month to off-set living expenses. On October 14, 2008, Mr. Vachon received an option to purchase 150,000 shares of our common stock pursuant to the 2008 Employment Inducement Award Plan. This option will vest over four years at the rate of 25% on the one year anniversary of the commencement of employment, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.

In connection with Mr. Vachon’s appointment to Senior Vice President and General Manager of the Touch line of business, he received an option to purchase 50,000 shares of our common stock pursuant to the 2007 Equity Incentive Plan. This option will vest over four years at the rate of 25% on January 9, 2010, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.

In connection with Mr. Vachon’s promotion to Chief Commercial Officer, he received a strategic annual incentive plan pursuant to which he would be paid a total of $25,000 and he would receive a grant of 5,000 restricted stock units for the successful negotiation and close of three of five identified contracts in 2010. Payments under this program would be made in 33.33% increments as results are achieved and would not exceed the totals set forth above.

We also entered into a retention and ownership change event agreement with Mr. Vachon. This agreement provides for the payment of severance and health insurance premiums upon the occurrence of certain events. In the event that his employment is terminated without cause, Mr. Vachon will be entitled to receive a lump sum severance payment equal to 6 months base salary and payments of health insurance premiums for the earlier of 6 months or the date on which Mr. Vachon first becomes eligible to obtain other group health insurance coverage. In the event that Mr. Vachon’s employment is terminated without cause, or is terminated by him with good reason, in either case, in connection with an ownership change event of Immersion, then Mr. Vachon will also be entitled to receive (i) a lump sum severance payment equal to 12 months base salary; (ii) payments of health insurance premiums for the earlier of 12 months or the date on which Mr. Vachon first becomes eligible to obtain other group health insurance coverage; and (iii) immediate vesting of 50% of his unvested equity awards held by him. Payment of the foregoing benefits will be conditioned upon Mr. Vachon’s execution of a general release of claims.

Mr. Joseph LaValle

We entered into an offer of employment with Mr. LaValle dated July 16, 2009, pursuant to which he was employed as Vice President, World Wide Sales – Touch Line of Business with a salary of $185,000 and is eligible to participate in our variable compensation plan with an annual target incentive of $111,000. Pursuant to the offer letter, Mr. LaValle was granted an option to purchase 49,500 shares of common stock, with an exercise price equal to the fair market value of Immersion’s common stock on the date of grant. This option vests as to 1/48th of the shares and ratably on a monthly basis over the subsequent 48 months.

We also entered into a retention and ownership change event agreement with Mr. LaValle. This agreement provides for the payment of severance and health insurance premiums upon the occurrence of certain events. In the event that his employment is terminated without cause, Mr. LaValle will be entitled to receive a lump sum severance payment equal to 6 months base salary and payments of health insurance premiums for the earlier of 6 months or the date on which Mr. LaValle first becomes eligible to obtain other group health insurance coverage. In the event that Mr. LaValle’s employment is terminated without cause, or is terminated by him with good reason, in either case, in connection with an ownership change event of Immersion, then Mr. LaValle will also be entitled to receive (i) a lump sum severance payment equal to 12 months base salary; (ii) payments of health insurance premiums for the earlier of 12 months or the date on which Mr. LaValle first becomes eligible to obtain other group health insurance coverage; and (iii) immediate vesting of 50% of his unvested equity awards held by him. Payment of the foregoing benefits will be conditioned upon Mr. LaValle’s execution of a general release of claims.

In July 2010, Mr. LaValle received an increase in his annual target incentive to $116,500. In September 2010, in connection with his promotion to Vice President, Sales, Mr. LaValle received an option to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of Immersion’s common stock on the date of grant. This option vests over four years at the rate of 25% on the one year anniversary of the commencement of employment, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.

The table below shows the potential value for each named executive officer employed by Immersion as of December 31, 2010 under various termination of employment related scenarios, assuming that the triggering event for such value transfer occurred on December 31, 2010.

Event	Victor Viegas	Shum Mukherjee	Craig Vachon	Joseph LaValle
Termination without cause or resignation for “good reason” or constructive reason	$1,227,167	$311,658	$130,233	$109,475

Termination without cause or resignation for “good reason” or constructive reason occurs due to a change in control	$1,227,167	$576,717	$432,803	$326,310

Dollar amounts include potential severance payout, potential COBRA payments and potential equity award acceleration based on the fair market value on December 31, 2010 less the exercise price.

No benefits would be payable in the event of a termination without cause or a voluntary departure.

PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 22 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF

THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 3 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included on page 42 of this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Immersion, and therefore our board of directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our board of directors considered that an advisory vote on executive compensation every three years is appropriate because our compensation structures generally do not vary significantly from year to year. In addition, with the addition of a stockholder representative on the board, our stockholders will have direct input on our compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Immersion, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the board of directors or Immersion in any way, the board may decide that it is in the best interests of our stockholders and Immersion to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 4

APPROVAL OF THE

2011 EQUITY INCENTIVE PLAN

Overview

We are asking stockholders to adopt the Immersion Corporation 2011 Equity Incentive Plan (the “Equity Plan”). On April 5, 2011, our board of directors approved the Equity Plan, subject to stockholder approval at the annual meeting.

Why You Should Vote for the Adoption of the 2011 Equity Incentive Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. As stated in the “Compensation Discussion and Analysis” section of this proxy statement, equity ownership programs are central to our compensation program because they put our employees’ interests directly into alignment with those of other stockholders, as they reward employees upon improved stock price performance. A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. Historically, we have granted stock options to the majority of our newly hired employees and to all of our non-employee directors and made annual grants at our regularly scheduled board meeting held in February. In 2009, we moved to a model pursuant to which 60% of the employee population receives annual grants in the form of restricted stock units and our non-employee board members receive annual grants in the form of an option and a restricted stock award. These grants are an important component of our long-term employee incentive and retention plan and have been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.

Our Current Equity Plan Will No Longer Have Shares Available for Grant

Under our current forecasts, our 2007 Equity Incentive Plan will run out of shares available for grant in early 2012, and we will not be able to issue equity to our employees, directors and consultants unless our stockholders approve the Equity Plan. In 2008, in an effort to delay the depletion of shares under the 2007 Equity Incentive Plan, we adopted the non-stockholder approved 2008 Employment Inducement Plan pursuant to which we make grants to new employees. We recognize that the adoption of a plan without stockholder approval creates potential dilution for stockholders without giving the stockholders a voice in the decision. As such, an integral part of this proposal is the termination of the 2008 Employment Inducement Plan and the 2007 Equity Plan upon approval of the Equity Plan.

Without a sufficiently sizable equity incentive program, we would be at a disadvantage against competitor companies in the marketplace to provide the total compensation package necessary to attract, retain and motivate employee talent critical to our future success. Approval of the Equity Plan is intended to ensure that we are able to continue offering stock-based incentive compensation to our eligible employees and non-employee directors. Without stock options or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in growth and development of new and existing products.

We Are Adopting a Burn Rate Policy

To continue to manage and control the amount of our common stock used for equity compensation, our board of directors has adopted a burn rate policy for fiscal years 2011 through 2013 to be effective if our stockholders approve this proposal. During this three year period, beginning with our 2011 fiscal year and ending with our 2013 fiscal year, our burn rate policy will require us to limit the number of shares that we grant subject to stock awards over the three year period to no more than an annual average of 5.84% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation of the 2010 calendar year for Russell 3000 companies in our Global Industry Classification Standards Peer Group (Technology Hardware and Equipment), as published by Institutional Shareholder Services in 2010). Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares will be counted in the fiscal year that they are paid out instead of the fiscal year in which they are granted) divided by our outstanding common stock, measured in each case as of the last day of each fiscal year as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under our employee stock purchase plan and awards issued, assumed or substituted in acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as more than one share on the following schedule: (a) 1.5 shares if our annual common stock price volatility is 54.6% or higher; (b) 2.0 shares if our annual common stock price volatility is between 36.1% and 54.6%; (c) 2.5 shares if our annual common stock price volatility is between 24.9% and 36.1%; (d) 3.0 shares if our annual common stock price volatility is between 16.5% and 24.9%; (e) 3.5 shares if our annual common stock price volatility is between 7.9% and 16.5%; and (f) 4.0 shares if our annual common stock price volatility is less than 7.9%.

In requesting approval of the Equity Plan, we are asking stockholders for a projected three year pool of shares to comply with our burn rate policy and provide a predictable amount of equity for attracting, retaining and motivating employees, directors and consultants as we continue to grow.

The Equity Plan Combines Compensation and Governance Best Practices

The Equity Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

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Stockholder approval is required for additional shares. The Equity Plan does not contain an annual “evergreen” provision. The Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Equity Plan.

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No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock appreciation rights under our other plans.

•	Repricing is not allowed. The Equity Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

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Reasonable share counting provisions. In general, when awards granted under the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise or purchase price in connection with the exercise of an option or the grant of an award or the payment of tax withholding obligations in the case of and option or stock appreciation right will not be returned to the share reserve.

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Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Equity Plan, grants of options are counted as the grant of one share for each one share actually granted. However, to protect our stockholders from potentially greater dilutive effect of full value awards, all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Equity Plan’s share pool as 1.75 shares for every one share actually granted.

Purpose of Equity Plan

The Equity Plan allows us, under the direction of our Compensation Committee or those persons to whom administration of the Equity Plan, or part of the Equity Plan, has been delegated or permitted by law, to make grants of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance shares and performance units to employees, directors, consultants, independent contractors and advisors. The purpose of these equity awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.

Key Terms

The following is a summary of the key provisions of the Equity Plan.

Plan Term:	April 5, 2011 to April 5, 2021. Upon approval of the Equity Plan by stockholders, our 2007 Equity Incentive Plan (the “2007 Plan”) the 2008 Employment Inducement Plan (the “2008 Plan”) will terminate.

Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Equity Plan. Currently, there are approximately 80 employees and 5 non-employee directors who are eligible to participate in the Equity Plan.

Shares Authorized:

There will be 2,300,000 shares authorized under the Equity Plan, subject to adjustment only to reflect stock splits and similar events. If the Equity Plan is approved, up to an additional 400,000 shares reserved but not yet issued under the 2007 Plan and up to an additional 2,300,000 shares reserved but not yet issued under the

2008 Plan will be authorized under the Equity Plan, for a total, of 5,000,000 shares authorized under the Equity Plan. Shares subject to awards under the 2007 Plan, 2008 Plan and the Equity Plan that are cancelled, forfeited or that expire by their terms, or shares that are surrendered pursuant to a shareholder approved exchange program, are returned to the pool of shares available for grant and issuance under the Equity Plan. Shares subject to awards are counted in full against the number of shares available for the award regardless of the number of shares issued upon settlement of the awards.

As of March 24, 2011, we had 665,536 outstanding restricted stock and restricted stock unit awards and 4,197,970 outstanding options under the 2007 and 2008 Plans with a weighted average exercise price of $6.24 and weighted average remaining contractual term of 6.43 years. As of March 24, 2011, we had 430,151 shares available for grant in the 2007 Plan and 2,303,800 shares available for grant in the 2008 Plan.

Award Types:	(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Stock bonus awards
(4) Stock appreciation rights
(5) Restricted stock units
(6) Performance shares
(7) Performance units

Full-Value Share Multiple for Determining the Number of Shares Available for Grant:	For purposes of determining the number of shares available for grant under the Equity Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) currently reduces the number of shares available for issuance under the Equity Plan by 1.75 shares.

Share Limit on Awards:	No more than 1,000,000 shares may be granted to any individual under the plan during any calendar year, other than new employees, who are eligible to receive up to 2,000,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if applicable. Failure to qualify under this section might result in our inability to take a tax deduction for part of our performance-based compensation to senior executives.

Vesting:	Vesting schedules are determined by our Compensation Committee when each award is granted. Options generally vest over four years, other than options for our non-employee directors which vest in full on the one-year anniversary of the date of grant. Restricted stock units generally vest over three years and restricted stock awards granted only to non-employee directors generally vest in full on the one-year anniversary of the date of grant.

Award Terms:	Stock options have a term no longer than seven years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than seven years from the date they were granted.

Grants to Non-Employee Directors:	Currently, when a non-employee director joins the board, he or she currently receives an initial grant of an option to purchase 40,000 shares of common stock. Twenty-five percent (25%) of this option vests on the one year anniversary of the date of grant and the rest vests in thirty-six (36) equal monthly installments. At the regularly scheduled board meeting in February, each non-employee director then in office currently receives (i) an option to purchase an additional 10,000 shares and (ii) 6,000 shares of restricted stock units, each of which vests on the one-year anniversary of the grant date. In the future, awards to employee directors will be fully discretionary subject to disclosure to stockholders.

Repricing Prohibited:	Repricing, or reducing the exercise price of outstanding options or SARs, is prohibited without stockholder approval under the Equity Plan. Such prohibited repricing includes canceling, substituting, or exchanging outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, unless approved by stockholders.

New Plan Benefits

The following table shows, in the aggregate, the number of shares subject to stock options and shares of restricted stock that will be granted automatically in fiscal 2011 to our five non-employee directors, pursuant to the Equity Plan equity incentive grant formula for non-employee directors if the Equity Plan is approved by the stockholders.

Name and Position	Dollar Value ($)	Number of Shares Subject to Options	Number of Shares Covered by Restricted Stock Units
Non-Employee Director Group	Fair Market Value on date of grant	50,000	30,000

Future awards under the Equity Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the Equity Plan of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $7.22 per share. The term of these awards may not be longer than seven years. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Stock Bonus Awards

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee in the award:

•	Revenue

•	Sales

•	Expenses

•	Operating income

•	Gross margin

•	Operating margin

•	Earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization

•	Pre-tax profit

•	Net operating income

•	Net income

•	Economic value added

•	Free cash flow

•	Operating cash flow

•	Balance of cash, cash equivalents and marketable securities

•	Stock price

•	Earnings per share

•	Return on stockholder equity

•	Return on capital

•	Return on assets

•	Return on investment

•	Employee satisfaction

•	Employee retention

•	Market share

•	Customer satisfaction

•	Product development

•	Research and development expenses

•	Completion of an identified special project

•	Completion of a joint venture or other corporate transaction

To the extent that an award under the Equity Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the board.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by our Compensation Committee on the basis of such further considerations as our Compensation Committee in its sole discretion determines.

Transferability

Except as otherwise provided in the Equity Plan, awards granted under the Equity Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

Our Compensation Committee administers the Equity Plan. Subject to the terms and limitations expressly set forth in the Equity Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. Our Compensation Committee may construe and interpret the Equity Plan and prescribe, amend and rescind any rules and regulations relating to the Equity Plan. Our Compensation Committee may delegate to a committee of two or more directors the ability to grant awards to Equity Plan participants, so long as such participants are not officers, members of our Board of Directors, or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and to take certain other actions with respect to participants who are not executive officers.

Amendments

The board may terminate or amend the Equity Plan at any time, provided that no action may be taken by the board (except those described in “Adjustments”) if stockholder approval is required.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of our capital structure without consideration, the board may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the Equity Plan, and subject to the various limitations set forth in the Equity Plan, the number of shares subject to outstanding awards under the Equity Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or asset sale, any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the Equity Plan, the outstanding awards shall terminate, unless other action is taken by the board. In such event, each holder will be notified that the awards are exercisable for a period to be determined by the board and upon expiration of such period, such awards shall terminate. All awards need not be treated similarly.

Outstanding awards shall terminate immediately prior to the consummation of such dissolution or liquidation.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the Equity Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the board.

Performance Stock Units

Similar to restricted stock units, in general, no taxable income is realized upon the grant of a performance stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the performance stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the board.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) Limit

The plan is intended to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, we may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

The affirmative vote of the majority of shares entitled to vote, present in person or by proxy, and cast affirmatively or negatively is required to approve the Equity Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and in the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its engagement. Even if the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of our company and our stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Deloitte & Touche LLP has been the independent registered public accounting firm that audits our financial statements since 1997 in accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit. We have no current consulting agreements with Deloitte & Touche LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2010	2009
Audit Fees (1)	$843,109	$2,850,818
Audit Related Fees (2)	-	-
Tax Fees (3)
Tax Compliance/Preparation	24,477	57,727
Other Tax Services	-	8,951

Total Tax Fees	$24,477	$66,678
All Other Fees (4)	-	-

Total Fees	$867,586	$2,917,496

(1) Audit fees consist of fees billed, or expected to be billed, for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attestation services. Additionally, in 2009, Deloitte & Touche LLP provided additional audit and professional services in conjunction with Immersion’s restatement of its 2008 10-K and Q1 2009 10-Q.

(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3) Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy, and other miscellaneous tax consulting and planning. For the fiscal year ended December 31, 2010 and 2009, our domestic tax returns were handled by PriceWaterhouseCoopers.

(4) All other fees consist of fees for all other services other than those reported above. Our intent is to minimize services in this category.

The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has approved, and will continue to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

AUDIT COMMITTEE REPORT

This report of the audit committee is required by the Securities and Exchange Commission, and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Immersion under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Under the guidance of a written charter adopted by the board, the purpose of the Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the our internal and external audits and its subsidiaries, to provide to the board the results of its examinations and recommendations derived therefrom, to outline to the board the improvements made, or to be made, in internal accounting controls, and to provide the board such additional information and materials as it may deem necessary to make the board aware of significant financial matters that require the attention of the board.

Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for fiscal 2010, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

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discussed with Deloitte & Touche LLP, with and without management present, the matters required to be discussed under Statement of Auditing Standards No. 114, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; discussed with the independent registered public accounting firm its independence; and concluded that the nonaudit services performed by Deloitte & Touche LLP are compatible with maintaining its independence; and

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based on the foregoing reviews and discussions, recommended to the board that the audited financial statements be included in our 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC.

AUDIT COMMITTEE

David Sugishita, Chair

John Hodgman

Jack Saltich

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that except as noted below all filing requirements applicable to our executive officers, directors, and persons who beneficially own more than 10% of our common stock were complied with during the fiscal year ended December 31, 2010.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2012 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Corporate Secretary, not later than December 23, 2011. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than December 23, 2011.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at (408) 467-1900 or Investor Relations, Immersion Corporation, 801 Fox Lane, San Jose, California 95131. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

FISCAL YEAR 2010 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the fiscal year ended December 31, 2010 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://ir.immersion.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary, at Immersion Corporation, 801 Fox Lane, San Jose, CA 95131.

OTHER MATTERS

Our board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board intends that the persons named in the proxies will vote upon such matters in accordance with their discretion.

APPENDIX A

IMMERSION CORPORATION

2011 EQUITY INCENTIVE PLAN

1.        PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.        SHARES SUBJECT TO THE PLAN.

2.1        Number of Shares Available.    Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 2,300,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2007 Equity Incentive Plan (the “Prior 2007 Plan”) on the Effective Date (as defined below) up to a maximum of 400,000 Shares, (ii) any reserved shares not issued or subject to outstanding grants under the Company’s 2008 Employment Inducement Award Plan (the “Prior 2008 Plan”) on the Effective Date up to a maximum of 2,300,000 Shares, (iii) shares that are subject to stock options granted under the Prior 2007 Plan or the Prior 2008 Plan that cease to be subject to Awards after the Effective Date for any reason after the exercise of an option or SAR; (iv) shares issued under the Prior 2007 Plan or the Prior 2008 Plan before or after the Effective Date that, after the Effective Date are forfeited or repurchased at the original issue price; and (v) are subject to Awards granted under the Prior 2007 Plan or the Prior 2008 Plan that otherwise terminate without Shares being issued. Any award other than an Option or SAR shall reduce the number of Shares available for issuance under this Plan by 1.75 Shares for every Share issued.

2.2        Lapsed, Returned Awards.    Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a Performance Unit has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award other than an Option or a SAR is forfeited, repurchased or terminates without Shares being issued pursuant to this Section 2.2, Shares may again be available for issuance under this Plan at the rate of 1.75 Shares for every such Share returned to the Plan.

2.3        Minimum Share Reserve.    At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4        Limitations.    No more than 20,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5        Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.        ELIGIBILITY.    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than one million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment.

4.        ADMINISTRATION.

4.1        Committee Composition; Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)        construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)        prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)        select persons to receive Awards;

(d)        determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)        determine the number of Shares or other consideration subject to Awards;

(f)        determine the Fair Market Value in good faith, if necessary;

(g)        determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)        grant waivers of Plan or Award conditions;

(i)        determine the vesting, exercisability and payment of Awards;

(j)        correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)        determine whether an Award has been earned;

(l)        subject to Section 18, determine the terms and conditions of any, and to institute any Exchange Program;

(m)        reduce or waive any criteria with respect to Performance Factors;

(n)        adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o)        make all other determinations necessary or advisable for the administration of this Plan.

4.2        Committee Interpretation and Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3        Section 162(m) of the Code and Section 16 of the Exchange Act.    When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4        Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.        OPTIONS.    The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1        Option Grant.    Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2        Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3        Exercise Period.    Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4        Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5        Method of Exercise.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6        Termination.    The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)        If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)        If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the expiration date of the Options.

(c)        If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)        If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7        Limitations on Exercise.    The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8        Limitations on ISOs.    With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9        Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 18, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10        No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.        RESTRICTED STOCK AWARDS.

6.1        Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2        Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3        Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4        Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5        Termination of Participant.    Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.        STOCK BONUS AWARDS.

7.1        Awards of Stock Bonuses.    A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2        Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance

Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3        Form of Payment to Participant.    Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4        Termination of Participation.    Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.        STOCK APPRECIATION RIGHTS.

8.1        Awards of SARs.    A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2        Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3        Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven (7) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4        Form of Settlement.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5        Termination of Participation.    Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.        RESTRICTED STOCK UNITS.

9.1        Awards of Restricted Stock Units.    A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2        Terms of RSUs.    The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3        Form and Timing of Settlement.    Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4        Termination of Participant.    Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.        PERFORMANCE AWARDS.

10.1        Performance Awards.    Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2        Terms of Performance Awards.    The Committee will determine the terms of a Performance Award including, without limitation: (a) the number of Shares subject to the Performance Award; (b) the time or times during which the Performance Award may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award. A Performance Award may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the Performance Award is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3        Form and Timing of Settlement.    Payment of earned Performance Awards shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a Performance Award to a date or dates after the Performance Award is earned provided that the terms of the Performance Award and any deferral satisfy the requirements of Section 409A of the Code.

10.4        Termination of Participant.    Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.        PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)        by cancellation of indebtedness of the Company to the Participant;

(b)        by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)        by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)        by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)        by any combination of the foregoing; or

(f)        by any other method of payment as is permitted by applicable law.

12.        GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1        Types of Awards.    Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2        Eligibility.    Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3        Vesting, Exercisability and Settlement.    Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.        WITHHOLDING TAXES.

13.1        Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2        Stock Withholding.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.        TRANSFERABILITY.

14.1        Transfer Generally.    Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.2        Award Transfer Program.    Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the award transfer program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.        PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1        Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2        Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.        CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.        ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.        EXCHANGE AND BUYOUT OF AWARDS.    The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.        SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.        NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.        CORPORATE TRANSACTIONS.

21.1        Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, unless otherwise determined by the Committee, such Awards shall terminate and cease to be outstanding effective as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2        Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

21.3        Non-Employee Directors’ Awards.    Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.        ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.        TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24.        AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.        NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.        INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.        DEFINITIONS.    As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by a Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Company (including, without limitation, the Participant’s improper use or disclosure of a Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Immersion Corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company). Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date the Plan is approved by stockholders of the Company, which shall be within twelve (12) months of the approval of the Plan by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program approved by stockholders of the Company pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)        if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)        if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(c)        if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures:

(i)	revenue;

(ii)	sales;

(iii)	expenses;

(iv)	operating income;

(v)	gross margin;

(vi)	operating margin;

(vii)	earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)	pre-tax profit;

(ix)	net operating income;

(x)	net income;

(xi)	economic value added;

(xii)	free cash flow;

(xiii)	operating cash flow;

(xiv)	balance of cash, cash equivalents and marketable securities;

(xv)	stock price;

(xvi)	earnings per share;

(xvii)	return on stockholder equity;

(xviii)	return on capital;

(xix)	return on assets;

(xx)	return on investment;

(xxi)	employee satisfaction;

(xxii)	employee retention;

(xxiii)	market share;

(xxiv)	customer satisfaction;

(xxv)	product development;

(xxvi)	research and development expenses;

(xxvii)	completion of an identified special project; and

(xxviii)	completion of a joint venture or other corporate transaction.

Performance Factors shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Factors applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Factors in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a right to receive Shares pursuant to Section 10 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Performance Unit” means the right to receive cash pursuant to Section 10 of the Plan.

“Plan” means this Immersion Corporation 2011 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Immerson®

IMMERSION CORPORATION

801 FOX LANE

SAN JOSE, CA 95131

ATN: Amie Peters

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

1 OF 2 1 1

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

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0000104556_1 R1.0.0.11699

The Board of Directors recommends you vote FOR the following:

For All Withhold All For All Except

1. Election of Directors

Nominees

01 Carl Schlachte 02 John Fichthorn

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

2. An advisory vote on executive compensation.

The Board of Directors recommends you vote for every 3 YEARS on the following proposal:

1 year 2 years 3 years Abstain

3. An advisory vote on the frequency of holding an advisory vote on executive compensation.

The Board of Directors recommends you vote FOR proposals 4 and 5.

4. To adopt the 2011 Equity Incentive Plan.

For Against Abstain

For address change/comments, mark here.

(see reverse for instructions)

Please indicate if you plan to attend this meeting

Yes No

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

02 0000000000

For Against Abstain

5. Proposal to ratify the appointment of Deloitte & Touche LLP as Immersion’s independent registered public accounting firm for the year ending December 31, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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John Sample

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0000104556_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

IMMERSION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

to be held on June 3, 2011

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2011, and hereby appoints Victor Viegas and Amie Peters, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Friday, June 3, 2011, at 9:30 a.m., local time, at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 2, 4, AND 5, FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR A THREE YEAR FREQUENCY (PROPOSAL 3) AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE